Exhibit 3.1

Companies Act 2014

A PUBLIC LIMITED COMPANY

CONSTITUTION

of

MURAL ONCOLOGY PUBLIC LIMITED COMPANY

(Amended by Special Resolution dated 26 October 2023)

Incorporated 31 May 2017

Companies Act 2014

A PUBLIC LIMITED COMPANY

MEMORANDUM OF ASSOCIATION

of

MURAL ONCOLOGY PUBLIC LIMITED COMPANY

1.	The name of the Company is Mural Oncology public limited company.

2.	The registered office of the Company shall be at 10 Earlsfort Terrace, Dublin 2, Ireland or at such other place as the Board may from time to time decide.

3.	The Company is a public limited company deemed to be a PLC to which Part 17 of the Companies Act 2014 applies.

4.	The objects for which the Company is established are:

4.1

(a)

To carry on all or any of the businesses of manufacturers, buyers, sellers, and distributing agents of and dealers in all kinds of patent, pharmaceutical, medicinal, and medicated preparations, patent medicines, drugs, herbs, and of and in pharmaceutical, medicinal, proprietary and industrial preparations, compounds, and articles of all kinds; and to manufacture, make up, prepare, buy, sell, and deal in all articles, substances, and things commonly or conveniently used in or for making up, preparing, or packing any of the products in which the Company is authorised to deal, or which may be required by customers of or persons having dealings with the Company.

(b)	To establish, maintain and operate laboratories for the purpose of carrying on chemical, physical and other research in medicine, chemistry, industry or other unrelated or related fields.

(c)

To carry on the business of a holding company and to co-ordinate the administration, finances and activities of any subsidiary companies or associated companies, to do all lawful acts and things whatever that are necessary or convenient in carrying on the business of such a holding company and in particular to carry on in all its branches the business of a management services company, to act as managers and to direct or coordinate the management of other companies or of the business, property and estates of any company or person and to undertake and carry out all such services in connection therewith as may be deemed expedient by the Company’s Board and to exercise its powers as a shareholder of other companies.

4.2

To acquire and hold shares, stocks, debenture stock, bonds, mortgages, obligations and securities and interests of any kind issued or guaranteed by any company, corporation or undertaking of whatever nature and wherever constituted or carrying on business, whether in Ireland or elsewhere, and to vary, transpose, dispose of or otherwise deal with, from time to time as may be considered expedient, any of the Company’s investments for the time being.

4.3

To acquire any such shares and other securities as are mentioned in the preceding paragraph by subscription, syndicate participation, tender, purchase, exchange or otherwise and to subscribe for the same, either conditionally or otherwise, and to guarantee the subscription thereof and to exercise and enforce all rights and powers conferred by or incident to the ownership thereof.

4.4	To lease, acquire by purchase or otherwise and hold, sell, dispose of and deal in real property and in personal property of all kinds wheresoever situated.

4.5

To enter into any guarantee, contract of indemnity or suretyship and to assure, support or secure with or without consideration or benefit the performance of any obligations of any person or persons and to guarantee the fidelity of individuals filling or about to fill situations of trust or confidence.

4.6	To acquire or undertake the whole or any part of the business, property and liabilities of any person carrying on any business that the Company is authorised to carry on.

4.7

To apply for, register, purchase, lease, acquire, hold, use, control, licence, sell, assign or dispose of patents, patent rights, copyrights, trade marks, formulae, licences, inventions, processes, distinctive marks and similar rights.

4.8

To enter into partnership or into any arrangement for sharing of profits, union of interests, co-operation, joint venture, reciprocal concession or otherwise with any person carrying on or engaged in or about to carry on or engage in any business or transaction that the Company is authorised to carry on or engage in or any business or transaction capable of being conducted so as to benefit the Company.

4.9

To take or otherwise acquire and hold securities in any other body corporate having objects altogether or in part similar to those of the Company or carrying on any business capable of being conducted so as to benefit the Company.

4.10

To lend money to any employee or to any person having dealings with the Company or with whom the Company proposes to have dealings or to any other body corporate any of whose shares are held by the Company.

4.11

To apply for, secure or acquire by grant, legislative enactment, assignment, transfer, purchase or otherwise and to exercise, carry out and enjoy any charter, licence, power, authority, franchise, concession, right or privilege, that any government or authority or any body corporate or other public body may be empowered to grant, and to pay for, aid in and contribute toward carrying it into effect and to assume any liabilities or obligations incidental thereto and to enter into any arrangements with any governments or authorities, supreme, municipal, local or otherwise, that may seem conducive to the Company’s objects or any of them.

4.12	To perform any duty or duties imposed on the Company by or under any enactment and to exercise any power conferred on the Company by or under any enactment.

4.13	To incorporate or cause to be incorporated any one or more subsidiaries of the Company (within the meaning of the Companies Act 2014) for the purpose of carrying on any business.

4.14

To establish and support or aid in the establishment and support of associations, institutions, funds or trusts for the benefit of employees, directors and/or consultants or former employees, directors and/or consultants of the Company or its predecessors or any of its subsidiary or associated companies, or the dependants or connections of such employees, directors and/or consultants or former employees, directors and/or consultants and grant gratuities, pensions and allowances, including the establishment of share option schemes, enabling employees, directors and/or consultants of the Company or other persons aforesaid to become shareholders in the Company, or otherwise to participate in the profits of the Company upon such terms and in such manner as the Company thinks fit, and to make payments towards insurance or for any object similar to those set forth in this paragraph.

4.15

To establish and contribute to any scheme for the purchase by trustees of Shares in the Company to be held for the benefit of the Company’s employees or the employees of any of its subsidiary or associated companies and to lend or otherwise provide money to the trustees of such schemes or the Company’s employees or the employees of any of its subsidiary or associated companies to enable them to purchase Shares of the Company.

4.16

To grant bonuses to any person or persons who are or have been in the employment of the Company or any of its subsidiary or associated companies or any person or persons who are or have been directors of, or consultants to, the Company or any of its subsidiary or associated companies.

4.17	To establish any scheme or otherwise to provide for the purchase by or on behalf of customers of the Company of shares in the Company.

4.18	To subscribe or guarantee money for charitable, benevolent or educational objects or for any exhibition or for any public, general or useful objects.

4.19	To promote any company for the purpose of acquiring or taking over any of the property and liabilities of the Company or for any other purpose that may benefit the Company.

4.20	To purchase, lease, take in exchange, hire or otherwise acquire any personal property and any rights or privileges that the Company considers necessary or convenient for the purposes of its business.

4.21	To construct, maintain, alter, renovate and demolish any buildings or works necessary or convenient for its objects.

4.22

To construct, improve, maintain, work, manage, carry out or control any roads, ways, tramways, branches or sidings, bridges, reservoirs, watercourses, wharves, factories, warehouses, electric works, shops, stores and other works and conveniences that may advance the interests of the Company and contribute to, subsidise or otherwise assist or take part in the construction, improvement, maintenance, working, management and carrying out of control thereof.

4.23

To raise and assist in raising money for, and aid by way of bonus, loan, promise, endorsement, guarantee or otherwise, any person and guarantee the performance or fulfilment of any contracts or obligations of any person, and in particular guarantee the payment of the principal of and interest on the debt obligations of any such person.

4.24

To guarantee, support, secure, whether by personal covenant or by mortgaging or charging all or any part of the undertaking, property and assets (both present and future) and uncalled capital of the Company, or by both such methods, the performance of the obligations of, and the repayment or payment of the principal amounts of and premiums, interest and dividends on any securities of, any person, firm, or company including (without prejudice to the generality of the foregoing) any company which is for the time being the Company’s holding company as defined by the Companies Act 2014, or a subsidiary as therein defined of any such holding company or otherwise associated by the Company in business.

4.25

To borrow or secure the payment of money in such manner as the Company shall think fit, and in particular by the issue of debentures, debenture stocks, bonds, obligations and securities of all kinds, either perpetual or terminable and either redeemable or otherwise and to secure the repayment of any money borrowed, raised or owing by trust deed, mortgage, charge, or lien upon the whole or any part of the Company’s property or assets (whether present or future) including its uncalled capital, and also by a similar trust deed, mortgage, charge or lien to secure and guarantee the performance by the Company of any obligation or liability it may undertake.

4.26

To engage in currency exchange, interest rate and/or commodity or index linked transactions (whether in connection with or incidental to any other contract, undertaking or business entered into or carried on by the Company or whether as an independent object or activity) including, but not limited to, dealings in foreign currency, spot and forward rate exchange contracts, futures, options, forward rate agreements, swaps, caps, floors, collars, commodity or index linked swaps and any other foreign exchange, interest rate or commodity or index linked arrangements and such other instruments as are similar to or derive from any of the foregoing whether for the purpose of making a profit or avoiding a loss or managing a currency or interest rate exposure or any other purpose and to enter into any contract for and to exercise and enforce all rights and powers conferred by or incidental, directly or indirectly, to such transactions or termination of any such transactions.

4.27

To remunerate any person or company for services rendered or to be rendered in placing or assisting to place or guaranteeing the placing of any of the shares of the Company’s capital or any debentures, debenture stock or other securities of the Company or in or about the formation or promotion of the Company or the conduct of its business.

4.28	To draw, make, accept, endorse, discount, execute and issue bills of exchange, promissory notes, bills of lading, warrants and other negotiable or transferable instruments.

4.29	To sell, lease, exchange or otherwise dispose of the undertaking of the Company or any part thereof as an entirety or substantially as an entirety for such consideration as the Company thinks fit.

4.30	To sell, improve, manage, develop, exchange, lease, dispose of, turn to account or otherwise deal with the property of the Company in the ordinary course of its business.

4.31

To adopt such means of making known the products of the Company as may seem expedient, and in particular by advertising, by purchase and exhibition of works of art or interest, by publication of books and periodicals and by granting prizes and rewards and making donations.

4.32

To cause the Company to be registered and recognised in any foreign jurisdiction, and designate persons therein according to the laws of that foreign jurisdiction or to represent the Company and to accept service for and on behalf of the Company of any process or suit.

4.33	To allot and issue fully-paid shares of the Company in payment or part payment of any property purchased or otherwise acquired by the Company or for any past services performed for the Company.

4.34

To distribute among the Members of the Company in cash, kind, specie or otherwise as may be resolved, by way of dividend, bonus or in any other manner considered advisable, any property of the Company, but not so as to decrease the capital of the Company unless the distribution is made for the purpose of enabling the Company to be dissolved or the distribution, apart from this paragraph, would be otherwise lawful.

4.35

To promote freedom of contract, and to resist, insure against, counteract and discourage interference therewith, to join any lawful federation, union or association or do any other lawful act or thing with a view to preventing or resisting directly or indirectly any interruption of or interference with the Company’s or any other trade or business or providing or safeguarding against the same, or resisting strike, movement or organisation, which may be thought detrimental to the interests or opposing any of the Company or its employees and to subscribe to any association or fund for any such purposes.

4.36	To make or receive gifts by way of capital contribution or otherwise.

4.37	To establish agencies and branches.

4.38

To take or hold mortgages, hypothecations, liens and charges to secure payment of the purchase price, or of any unpaid balance of the purchase price, of any part of the property of the Company of whatsoever kind sold by the Company, or for any money due to the Company from purchasers and others and to sell or otherwise dispose of any such mortgage, hypothec, lien or charge.

4.39	To pay all costs and expenses of or incidental to the incorporation and organization of the Company.

4.40	To invest and deal with the monies of the Company not immediately required for the objects of the Company in such manner as may be determined.

4.41	To do any of the things authorised by this memorandum as principals, agents, contractors, trustees or otherwise, and either alone or in conjunction with others.

4.42	To do all such other things as are incidental or conducive to the attainment of the objects and the exercise of the powers of the Company.

The objects set forth in any sub-clause of this clause shall be regarded as independent objects and shall not, except, where the context expressly so requires, be in any way limited or restricted by reference to or inference from the terms of any other sub-clause, or by the name of the Company. None of such sub-clauses or the objects therein specified or the powers thereby conferred shall be deemed subsidiary or auxiliary merely to the objects mentioned in the first sub-clause of this clause, but the Company shall have full power to exercise all or any of the powers conferred by any part of this clause in any part of the world notwithstanding that the business, property or acts proposed to be transacted, acquired or performed do not fall within the objects of the first sub-clause of this clause.

5.	The liability of each Member is limited to the amount from time to time unpaid on such Member’s Shares.

6.

The authorised share capital of the Company is €25,000 and US$ 5,000,000 divided into 25,000 ordinary shares of €1.00 each, 450,000,000 ordinary shares of US$0.01 each and 50,000,000 undesignated preferred shares of US$0.01 each.

7.

The shares forming the capital, increased or reduced, may be increased or reduced and be divided into such classes and issued with any special rights, privileges and conditions or with such qualifications as regards preference, dividend, capital, voting or other special incidents, and be held upon such terms as may be attached thereto or as may from time to time be provided by the original or any substituted or amended articles of association and regulations of the Company for the time being, but so that where shares are issued with any preferential or special rights attached thereto such rights shall not be alterable otherwise than pursuant to the provisions of the Company’s articles of association for the time being.

8.	Capitalised terms that are not defined in this memorandum of association bear the same meaning as those given in the articles of association of the Company.

Companies Act 2014

A PUBLIC LIMITED COMPANY

ARTICLES OF ASSOCIATION

of

MURAL ONCOLOGY PUBLIC LIMITED COMPANY

(amended by Special Resolution dated 26 October 2023 )

PRELIMINARY

1.

The provisions set out in these articles of association shall constitute the whole of the regulations applicable to the Company and no “optional provision” as defined by section 1007(2) of the Companies Acts (with the exception of sections 83 and 84) shall apply to the Company.

2.

2.1	In these Articles:

“Address” includes, without limitation, any number or address used for the purposes of communication by way of electronic mail or other electronic communication;

“Adoption Date” means 26 October 2023;

“Articles” or “Articles of Association” means these articles of association of the Company, as amended from time to time by Special Resolution;

“Assistant Secretary” means any person appointed by the Secretary from time to time to assist the Secretary;

“Auditors” means the persons for the time being performing the duties of auditors of the Company;

“Available Director Positions” shall have the meaning given to such term in Article 155.2;

“Board” means the board of directors for the time being of the Company;

“clear days” means, in relation to a period of notice, that period excluding the day when the notice is given or deemed to be given and the day for which it is given or on which it is to take effect;

“Companies Acts” means the Companies Act 2014, all statutory instruments which are to be read as one with, or construed or read together as one with, the Companies Acts and every statutory modification and re-enactment thereof for the time being in force;

“Company” means the above-named company;

“contested election” shall have the meaning given to such term in Article 155.2;

“Court” means the Irish High Court;

“Director Nominees” shall have the meaning given to such term in Article 155.2;

“Directors” means the directors for the time being of the Company;

“dividend” includes interim dividends and bonus dividends;

“Dividend Periods” shall have the meaning given to such term in Article 17.2;

“electronic communication” shall have the meaning given to those words in the Electronic Commerce Act 2000;

“electronic signature” shall have the meaning given to those words in the Electronic Commerce Act 2000;

“Exchange” means any securities exchange or other system on which the Shares of the Company may be listed or otherwise authorised for trading from time to time;

“Exchange Act” shall have the meaning given to such term in Article 102;

“IAS Regulation” means Regulation (EC) No. 1606/2002 of the European Parliament and of the Council of 19 July 2002 on the application of international accounting standards;

“Members” mean persons who have agreed to become a Member of the Company and whose name is entered in the Register of Members as a registered holder of Shares and each and any of them individually a Member;

“Memorandum” means the memorandum of association of the Company as amended from time to time by Special Resolution;

“month” means a calendar month;

“officer” means any executive of the Company that has been designated by the Company the title “officer” and for the avoidance of doubt does not have the meaning given to such term under the Companies Acts;

“Ordinary Resolution” means an ordinary resolution of the Company’s Members within the meaning of the Companies Acts;

“paid-up” means paid-up as to the nominal value and any premium payable in respect of the issue of any Shares and includes credited as paid-up;

“Redeemable Shares” means redeemable shares in accordance with the Companies Acts;

“Register of Members” or “Register” means the register of Members of the Company maintained by or on behalf of the Company, in accordance with the Companies Acts and includes (except where otherwise stated) any duplicate Register of Members;

“registered office” means the registered office for the time being of the Company;

“Seal” means the seal of the Company, if any, and includes every duplicate seal;

“Secretary” means the person appointed by the Board as secretary of the Company and includes any Assistant Secretary and any person appointed by the Board to perform any or all of the duties of secretary of the Company;

“Share” and “Shares” means a share or shares in the capital of the Company;

“Shareholder Rights Plan” means a shareholder rights plan providing for the right of Members to purchase securities of the Company in the event of any proposed acquisition of a majority of the Shares where such acquisition is not approved or recommended by the Board; and

“Special Resolution” means a special resolution of the Company’s Members within the meaning the Companies Acts.

2.2	In the Articles:

(a)	words importing the singular number include the plural number and vice-versa;

(b)

words importing persons include any company, partnership or other body of persons, whether corporate or not, any trust and any government, governmental body or agency or public authority, whether of Ireland or elsewhere;

(c)	“written” and “in writing” include all modes of representing or reproducing words in visible form, including electronic communication;

(d)	references to a company include any body corporate or other legal entity, whether incorporated or established in Ireland or elsewhere;

(e)	references to provisions of any law or regulation shall be construed as references to those provisions as amended, modified, re-enacted or replaced from time to time;

(f)

any phrase introduced by the terms “including”, “include”, “in particular” or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms;

(g)	headings are inserted for reference only and shall be ignored in construing these Articles; and

(h)

references to US$, USD, $ or dollars shall mean United States dollars, the lawful currency of the United States of America and references to €, euro, or EUR shall mean the euro, the lawful currency of Ireland.

SHARE CAPITAL; ISSUE OF SHARES

3.

The authorised share capital of the Company is €25,000 and US$5,000,000 divided into 25,000 deferred shares of €1.00 each, 450,000,000 ordinary shares of US$0.01 each and 50,000,000 undesignated preferred shares of US$0.01 each.

4.

Subject to the Companies Acts and the rights conferred on the holders of any other class of shares, any Share in the Company may be issued with or have attached to it such preferential, deferred, qualified or special rights, privileges or conditions as the Company may by Ordinary Resolution decide or, insofar as the Ordinary Resolution does not make specific provision, as the Board may from time to time determine.

5.

Subject to the provisions of these Articles relating to new Shares, the Shares shall be at the disposal of the Directors, and they may (subject to the provisions of the Companies Acts) allot, grant options over or otherwise dispose of them to such persons, on such terms and conditions and at such times as they may consider to be in the best interests of the Company and its Members, but so that no Share shall be issued at a discount save in accordance with the Companies Acts, and so that, in the case of Shares offered to the public for subscription, the amount payable on application on each Share shall not be less than one-quarter of the nominal amount of the Share and the whole of any premium thereon.

6.

Subject to any requirement to obtain the approval of Members under any laws, regulations or the rules of any Exchange, the Board is authorised, from time to time, in its discretion, to grant such persons, for such periods and upon such terms as the Board deems advisable, options to purchase or subscribe for any number of Shares of any class or classes or of any series of any class as the Board may deem advisable, and to cause warrants or other appropriate instruments evidencing such options to be issued.

7.	Subject to the provisions of the Companies Acts and the other provisions of this Article 7, the Company may:

7.1

pursuant the Companies Acts, issue any Shares of the Company which are to be redeemed or are liable to be redeemed at the option of the Company or the Member on such terms and in such manner as may be determined by the Company in general meeting (by Special Resolution) on the recommendation of the Directors;

7.2

redeem Shares of the Company on such terms as may be contained in, or be determined pursuant to the provisions of, these Articles. Subject as aforesaid, the Company may cancel any Shares so redeemed or may hold them as treasury shares and re-issue such treasury shares as Shares of any class or classes or cancel them;

7.3

subject to or in accordance with the provisions of the Companies Acts and without prejudice to any relevant special rights attached to any class of shares, pursuant to the Companies Acts, purchase any of its own Shares (including any Redeemable Shares and without any obligation to purchase on any pro rata basis as between Members or Members of the same class) and may cancel any shares so purchased or hold them as treasury (as defined by the Companies Acts) and may reissue any such Shares as shares of any class or classes or cancel them; or

7.4

pursuant to the Companies Acts, convert any of its Shares into Redeemable Shares provided that the total number of Shares which shall be redeemable pursuant to this authority shall not exceed the limit in the Companies Acts.

8.	The Company may issue bearer instruments in accordance with the Companies Acts.

9.

Without prejudice to any special rights previously conferred on the holders of any existing Shares or class of Shares or to the authority conferred on the Directors pursuant to Article 17 to issue the preferred shares, any Share in the Company may be issued with such preferred or deferred or other special rights or such restrictions, whether in regard to dividend, voting, return of capital or otherwise, as the Company may from time to time by Ordinary Resolution determine.

10.

The Company may pay commission to any person in consideration of any person subscribing or agreeing to subscribe, whether absolutely or conditionally, for the shares in the Company or procuring or agreeing to procure subscriptions, whether absolute or conditional, for any shares in the Company on such terms and, subject to the provisions of the Companies Acts and to such conditions as the Directors may determine, including, without limitation, by paying cash or allotting and issuing fully or partly paid shares or any combination of the two. The Company may also on any issue of Shares pay such brokerage as may be lawful.

11.

The Directors are, for the purposes of section 1021 of the Companies Acts, generally and unconditionally authorised to exercise all powers of the Company to allot and issue relevant securities (as defined by the said section 1021) up to the amount of the Company’s authorised share capital and to allot and issue any shares purchased by the Company pursuant to the provisions of the Companies Acts and held as treasury shares and this authority shall expire five years from the Adoption Date. The Company may before the expiry of such authority make an offer or agreement which would or might require relevant securities to be allotted after such expiry and the Directors may allot relevant securities in pursuance of such an offer or agreement notwithstanding that the authority hereby conferred has expired.

12.

The Directors are hereby empowered pursuant to sections 1022 and 1023 of the Companies Acts to allot equity securities within the meaning of the said section 1023 of the Companies Acts for cash pursuant to the authority conferred by Article 11 as if section 1022 of the said Companies Acts did not apply to any such allotment and this authority shall expire five years from the Adoption Date. The Company may before the expiry of such authority make an offer or agreement which would or might require equity securities to be allotted for cash after such expiry and the Directors may allot equity securities for cash in pursuance of such an offer or agreement as if the power conferred by this Article 12 had not expired.

ORDINARY SHARES

13.	The holders of the ordinary shares shall be:

13.1	entitled to dividends on a pro rata basis in accordance with the relevant provisions of these Articles;

13.2	entitled to participate pro rata in the total assets of the Company in the event of the Company’s winding up; and

13.3

entitled, subject to the right of the Company to set record dates for the purpose of determining the identity of Members entitled to notice of and/or vote at a general meeting, to attend general meetings of the Company and shall be entitled to one vote for each ordinary share registered in his/her name in the Register of Members, both in accordance with the relevant provisions of these Articles.

The rights attaching to the ordinary shares may be subject to the terms of issue of any series or class of preferred share allotted by the Directors from time to time in accordance with Article 17.

14.

Unless the Board specifically elects to treat such acquisition as a purchase for the purposes of the Companies Acts, an ordinary share shall be deemed to be a Redeemable Share on, and from the time of, the existence or creation of an agreement, transaction or trade between the Company and any third party pursuant to which the Company acquires or will acquire ordinary shares, or an interest in ordinary shares, from the relevant third party. In these circumstances, the acquisition of such shares by the Company shall constitute the redemption of a Redeemable Share in accordance with the Companies Acts.

15.	All ordinary shares shall rank pari passu with each other in all respects.

DEFERRED SHARES

16.

The deferred shares (i) do not convey on the holder the right to be paid a dividend or to receive notice of or to attend, vote or speak at any meeting of Members in respect of those Shares, and (ii) confer the right, on a return of capital, on a winding up or otherwise, only to repayment of the nominal amount paid up on the Deferred Shares and only after repayment in full of the ordinary shares and any preferred shares.

PREFERRED SHARES

17.

The Directors are authorised to issue all or any of the authorised but unissued preferred shares from time to time in one or more classes or series, and to fix for each such class or series such voting powers (full or limited or without voting powers), designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as are stated and expressed, or in any resolution or resolutions providing for the issue of such class or series adopted by the Board as hereinafter provided, including, without limitation, and subject to the Memorandum and Articles and applicable law, the authority to provide that any such class or series may be:

17.1

redeemable at the option of the Company, or the Members, or both, with the manner of the redemption to be set by the Board, and redeemable at such time or times, including upon a fixed date, and at such price or prices;

17.2

entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions at such times and in respect of such dividend periods (the “Dividend Periods”), and payable in preference to, or in such relation to, the dividends payable on any other class or classes of shares or any other series;

17.3	entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Company; or

17.4

convertible into, or exchangeable for, shares of any other class or classes of shares, or of any other series of the same or any other class or classes of shares, of the Company at such price or prices or at such rates of exchange and with such adjustments as the Directors determine, which rights and restrictions may be as stated in such resolution or resolutions of the Directors as determined by them in accordance with this Article 17. The Board may at any time before the allotment of any preferred share by further resolution in any way amend the designations, preferences, rights, qualifications, limitations or restrictions, or vary or revoke the designations of such preferred shares.

Notwithstanding the fixing of the number of preferred shares constituting a particular series upon the issuance thereof, the Board at any time thereafter may authorise the issuance of additional preferred shares of the same series subject always to the Companies Acts, the Memorandum and these Articles.

The rights conferred upon a Member holding any pre-existing shares in the share capital of the Company shall be deemed not to be varied by the creation, issue and allotment of preferred shares in accordance with this Article 17.

18.

No dividend shall be declared and set apart for payment on any series of preferred shares in respect of any Dividend Period unless there shall likewise be or have been paid, or declared and set apart for payment, on all preferred shares of each other series entitled to cumulative dividends at the time outstanding that rank senior or equally as to dividends with the series in question, dividends rateably in accordance with the sums which would be payable on the said preferred shares through the end of the last preceding Dividend Period if all dividends were declared and paid in full.

19.

If, upon the winding up of the Company, the assets of the Company distributable among the holders of any one or more series of preferred shares which (i) are entitled to a preference over the holders of the ordinary shares upon such winding up, and (ii) rank equally in connection with any such distribution, shall be insufficient to pay in full the preferential amount to which the holders of such preferred shares shall be entitled, then such assets, or the proceeds thereof, shall be distributed among the holders of each such series of the preferred shares rateably in accordance with the sums which would be payable on such distribution if all sums payable were discharged in full.

ISSUE OF WARRANTS

20.	The Board may issue warrants to subscribe for any class of Shares or other securities of the Company on such terms as it may from time to time determine.

CERTIFICATES FOR SHARES

21.

Unless otherwise provided for by the Board or the rights attaching to or by the terms of issue of any particular Shares, or to the extent required by any stock exchange, depository, or any operator of any clearance or settlement system, no person whose name is entered as a Member in the Register of Members shall be entitled to receive a share certificate for all his/her Shares of each class held by him/her (nor on transferring a part of holding, to a certificate for the balance).

22.

Any share certificate, if issued, shall specify the number of Shares in respect of which it is issued and the amount paid thereon or the fact that they are fully paid, as the case may be, and may otherwise be in such form as shall be determined by the Board. Such certificates may be under Seal. All certificates for Shares shall be consecutively numbered or otherwise identified and shall specify the Shares to which they relate. The name and address of the person to whom the Shares represented thereby are issued, with the number of Shares and date of issue, shall be entered in the Register of Members of the Company. All certificates surrendered to the Company for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of Shares shall have been surrendered and cancelled. The Board may authorise certificates to be issued with the seal and authorised signature(s) affixed by some method or system of mechanical process. In respect of a Share or Shares held jointly by several persons, the Company shall not be bound to issue a certificate or certificates to each such person, and the issue and delivery of a certificate or certificates to one of several joint holders shall be sufficient delivery to all such holders.

23.

If a share certificate is defaced, worn out, lost or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity and on the payment of such expenses reasonably incurred by the Company in investigating such evidence, as the Board may prescribe, and, in the case of defacement or wearing out, upon delivery of the old certificate.

REGISTER OF MEMBERS

24.	The Company shall maintain or cause to be maintained a Register of its Members in accordance with the Companies Acts.

25.

If the Board considers it necessary or appropriate, the Company may establish and maintain a duplicate Register or Registers of Members at such location or locations within or outside Ireland as the Board thinks fit. The original Register of Members shall be treated as the Register of Members for the purposes of these Articles and the Companies Acts.

26.

The Company, or any agent(s) appointed by it to maintain the duplicate Register of Members in accordance with these Articles, shall as soon as practicable and on a regular basis record or procure the recording in the original Register of Members of all transfers of Shares effected on any duplicate Register of Members and shall at all times maintain the original Register of Members in such manner as to show at all times the Members for the time being and the Shares respectively held by them, in all respects in accordance with the Companies Acts.

27.

The Company shall not be bound to register more than four persons as joint holders of any Share. If any Share shall stand in the names of two or more persons, the person first named in the Register of Members shall be deemed the sole holder thereof as regards service of notices and, subject to the provisions of these Articles, all or any other matters connected with the Company.

TRANSFER OF SHARES

28.

All transfers of Shares may be effected by an instrument of transfer in the usual common form or in such other form as the Board may approve. All instruments of transfer must be left at the registered office or at such other place as the Board may appoint and all such instruments of transfer shall be retained by the Company.

29.

29.1

The instrument of transfer shall be executed by or on behalf of the transferor. The instrument of transfer of any Share shall be in writing and shall be executed with a manual signature or facsimile signature (which may be machine imprinted or otherwise) by or on behalf of the transferor provided that in the case of execution by facsimile signature by or on behalf of a transferor, the Board shall have previously been provided with a list of specimen signatures of the authorised signatories of such transferor and the Board shall be reasonably satisfied that such facsimile signature corresponds to one of those specimen signatures.

29.2

The instrument of transfer of any Share may be executed for and on behalf of the transferor by the Secretary or an Assistant Secretary, and the Secretary or Assistant Secretary shall be deemed to have been irrevocably appointed agent for the transferor of such Share or Shares with full power to execute, complete and deliver in the name of and on behalf of the transferor of such Share or Shares all such transfers of Shares held by the Members in the share capital of the Company. Any document which records the name of the transferor, the name of the transferee, the class and number of Shares agreed to be transferred, the date of the agreement to transfer Shares, shall, once executed by the transferor or the Secretary or Assistant Secretary as agent for the transferor, be deemed to be a proper instrument of transfer for the purposes of the Companies Acts. The transferor shall be deemed to remain the holder of the Share until the name of the transferee is entered on the Register in respect thereof, and neither the title of the transferee nor the title of the transferor shall be affected by any irregularity or invalidity in the proceedings in reference to the sale should the Directors so determine.

29.3

The Company, at its absolute discretion, may, or may procure that a subsidiary of the Company shall, pay Irish stamp duty arising on a transfer of Shares on behalf of the transferee of such Shares of the Company. If stamp duty resulting from the transfer of Shares in the Company which would otherwise be payable by the transferee is paid by the Company or any subsidiary of the Company on behalf of the transferee, then in those circumstances, the Company shall, on its behalf or on behalf of its subsidiary (as the case may be), be entitled to (i) seek reimbursement of the stamp duty from the transferee, (ii) set-off the stamp duty against any dividends payable to the transferee of those Shares and (iii) claim a first and permanent lien on the Shares on which stamp duty has been paid by the Company or its subsidiary for the amount of stamp duty paid. The Company’s lien shall extend to all dividends paid on those Shares.

29.4

Notwithstanding the provisions of these Articles and subject to any regulations made under section 1086 of the Companies Acts, title to any Shares in the Company may also be evidenced and transferred without a written instrument in accordance with section 1086 of the Companies Acts, or any regulations made thereunder. The Directors shall have power to permit any class of Shares to be held in uncertificated form and to implement any arrangements they think fit for such evidencing and transfer which accord with such regulations and in particular shall, where appropriate, be entitled to disapply or modify all or part of the provisions in these Articles with respect to the requirement for written instruments of transfer and share certificates (if any), in order to give effect to such regulations.

30.

The Board may in its absolute discretion and without assigning any reason for its decision, decline to register any transfer of any Share which is not a fully paid Share. The Board may also, in its absolute discretion and without assigning any reason, refuse to register a transfer of any Share unless:

30.1

the instrument of transfer is lodged with the Company accompanied by the certificate for the Shares (if any) to which it relates (which shall upon registration of the transfer be cancelled) and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer;

30.2	the instrument of transfer is in respect of only one class of Shares;

30.3	the instrument of transfer is properly stamped (in circumstances where stamping is required);

30.4	in the case of a transfer to joint holders, the number of joint holders to which the Share is to be transferred does not exceed four;

30.5

it is satisfied, acting reasonably, that all applicable consents, authorisations, permissions or approvals of any governmental body or agency in Ireland or any other applicable jurisdiction required to be obtained under relevant law prior to such transfer have been obtained; and

30.6	it is satisfied, acting reasonably, that the transfer would not violate the terms of any agreement to which the Company (or any of its subsidiaries) and the transferor are party or subject.

31.

If the Board shall refuse to register a transfer of any Share, it shall, within two (2) months after the date on which the transfer was lodged with the Company, send to each of the transferor and the transferee notice of such refusal.

32.

The Company shall not be obligated to make any transfer to an infant or to a person in respect of whom an order has been made by a competent court or official on the grounds that he/she is or may be suffering from mental disorder or is otherwise incapable of managing his/her affairs or under other legal disability.

33.

Upon every transfer of Shares the certificate (if any) held by the transferor shall be given up to be cancelled, and shall forthwith be cancelled accordingly, and subject to Article 21, a new certificate may be issued without charge to the transferee in respect of the Shares transferred to him/her, and if any of the Shares included in the certificate so given up shall be retained by the transferor, a new certificate in respect thereof may be issued to him/her without charge. The Company shall also retain the instrument(s) of transfer.

REDEMPTION AND REPURCHASE OF SHARES

34.

Subject to the provisions of the Companies Acts and these Articles, the Company may, pursuant to the Companies Acts, issue any Shares of the Company which are to be redeemed or are liable to be redeemed at the option of the Company or the Members on such terms and in such manner as may be determined by the Company in general meeting (by Special Resolution) on the recommendation of the Board.

35.

Subject to the Companies Acts, the Company may, without prejudice to any relevant special rights attached to any class of Shares pursuant to the Companies Acts, purchase any of its own Shares (including any Redeemable Shares and without any obligation to purchase on any pro rata basis as between Members or Members of the same class) and may cancel any Shares so purchased or hold them as treasury shares (as defined by the Companies Acts) and may reissue any such Shares as Shares of any class or classes.

36.	The Company may make a payment in respect of the redemption or purchase of its own Shares in any manner permitted by the Companies Acts.

37.

The holder of the Shares being purchased shall be bound to deliver up to the Company at its registered office or such other place as the Board shall specify, the certificate(s) (if any) thereof for cancellation and thereupon the Company shall pay to him/her the purchase or redemption monies or consideration in respect thereof.

VARIATION OF RIGHTS OF SHARES

38.

If at any time the share capital of the Company is divided into different classes of Shares, the rights attached to any class (unless otherwise provided by the terms of issue of the Shares of that class) may be varied or abrogated with the consent in writing of the holders of three-quarters of all the votes of the issued Shares of that class, or with the sanction of a Special Resolution passed at a general meeting of the holders of the Shares of that class.

39.

The provisions of these Articles relating to general meetings of the Company shall apply mutatis mutandis to every such general meeting of the holders of one class of Shares except that (i) for any class of Shares of which there is more than one holder, the necessary quorum shall be two or more persons holding or representing by proxy at least a majority of the issued Shares of the class and (ii) where there is only one holder of Shares in a particular class of Shares, the necessary quorum shall be the sole holder of Shares in that class.

40.

The rights conferred upon the holders of the Shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the Shares of that class, be deemed to be varied by (i) the creation or issue of further Shares ranking pari passu therewith; (ii) a purchase or redemption by the Company of its own Shares; or (iii) the creation or issue for full value (as determined by the Board) of further Shares ranking as regards participation in the profits or assets of the Company or otherwise in priority to them.

LIEN ON SHARES

41.

The Company shall have a first and paramount lien on every Share (not being a fully paid Share) for all monies (whether presently payable or not) payable at a fixed time or called in respect of that Share. The Directors, at any time, may declare any Share to be wholly or in part exempt from the provisions of this Article. The Company’s lien on a Share shall extend to all monies payable in respect of it.

42.

The Company may sell in such manner as the Directors determine any Share on which the Company has a lien if a sum in respect of which the lien exists is presently payable and is not paid within fourteen clear days after notice demanding payment, and stating that if the notice is not complied with the Share may be sold, has been given to the holder of the Share or to the person entitled to it by reason of the death or bankruptcy of the holder.

43.

To give effect to a sale, the Directors may authorise some person to execute an instrument of transfer of the Share sold to, or in accordance with the directions of, the transferee. The transferee shall be entered in the Register as the holder of the Share comprised in any such transfer and he/she shall not be bound to see to the application of the purchase monies nor shall his/her title to the Share be affected by any irregularity in or invalidity of the proceedings in reference to the sale, and after the name of the transferee has been entered in the Register, the remedy of any person aggrieved by the sale shall be in damages only and against the Company exclusively.

44.

The net proceeds of the sale, after payment of the costs, shall be applied in payment of so much of the sum for which the lien exists as is presently payable and any residue (upon surrender to the Company for cancellation of the certificate for the Shares sold and subject to a like lien for any monies not presently payable as existed upon the Shares before the sale) shall be paid to the person entitled to the Shares at the date of the sale.

45.

Whenever any law for the time being of any country, state or place imposes or purports to impose any immediate or future or possible liability upon the Company to make any payment or empowers any government or taxing authority or government official to require the Company to make any payment in respect of any Shares registered in the Register as held either jointly or solely by any Members or in respect of any dividends, bonuses or other monies due or payable or accruing due or which may become due or payable to such Member by the Company on or in respect of any Shares registered as mentioned above or for or on account or in respect of any Member and whether in consequence of:

45.1	the death of such Member;

45.2	the non-payment of any income tax or other tax by such Member;

45.3	the non-payment of any estate, probate, succession, death, stamp or other duty by the executor or administrator of such Member or by or out of his/her estate; or

45.4	any other act or thing;

in every such case (except to the extent that the rights conferred upon holders of any class of Shares under the Company liable to make additional payments in respect of sums withheld on account of the foregoing):

45.5	the Company shall be fully indemnified by such Member or his/her executor or administrator from all liability;

45.6

the Company shall have a lien upon all dividends and other monies payable in respect of the Shares registered in the Register as held either jointly or solely by such Member for all monies paid or payable by the Company as referred to above in respect of such Shares or in respect of any dividends or other monies thereon or for or on account or in respect of such Member under or in consequence of any such law, together with interest at the rate of 15% per annum (or such other rate as the Board may determine) thereon from the date of payment to date of repayment, and the Company may deduct or set off against such dividends or other monies so payable any monies paid or payable by the Company as referred to above together with interest at the same rate;

45.7

the Company may recover as a debt due from such Member or his/her executor or administrator (wherever constituted) any monies paid by the Company under or in consequence of any such law and interest thereon at the rate and for the period referred to above in excess of any dividends or other monies then due or payable by the Company; and

45.8

the Company may if any such money is paid or payable by it under any such law as referred to above refuse to register a transfer of any Shares by any such Member or his/her executor or administrator until such money and interest is set off or deducted as referred to above or in the case that it exceeds the amount of any such dividends or other monies then due or payable by the Company, until such excess is paid to the Company.

Subject to the rights conferred upon the holders of any class of Shares, nothing in this Article 45 will prejudice or affect any right or remedy which any law may confer or purport to confer on the Company. As between the Company and every such Member as referred to above (and, his/her executor, administrator and estate, wherever constituted), any right or remedy which such law shall confer or purport to confer on the Company shall be enforceable by the Company.

CALLS ON SHARES

46.

Subject to the terms of allotment, the Directors may make calls upon the Members in respect of any monies unpaid on their Shares and each Member (subject to receiving at least fourteen clear days’ notice specifying when and where payment is to be made) shall pay to the Company as required by the notice the amount called on his/her Shares. A call may be required to be paid by instalments. A call may be revoked before receipt by the Company of a sum due thereunder, in whole or in part and payment of a call may be postponed in whole or in part.

47.	A call shall be deemed to have been made at the time when the resolution of the Directors authorising the call was passed.

48.	A person on whom a call is made shall (in addition to a transferee) remain liable notwithstanding the subsequent transfer of the Share in respect of which the call is made.

49.	The joint holders of a Share shall be jointly and severally liable to pay all calls in respect thereof.

50.

If a call remains unpaid after it has become due and payable, the person from whom it is due and payable shall pay interest on the amount unpaid from the day it became due until it is paid at the rate fixed by the terms of allotment of the Share or in the notice of the call or, if no rate is fixed, at the appropriate rate (as defined by the Companies Acts) but the Directors may waive payment of the interest wholly or in part.

51.

An amount payable in respect of a Share on allotment or at any fixed date, whether in respect of nominal value by way of premium, shall be deemed to be a call and if it is not paid the provisions of these Articles shall apply as if that amount had become due and payable by virtue of a call.

52.	Subject to the terms of allotment, the Directors may make arrangements on the issue of Shares for a difference between the holders in the amounts and times of payment of calls on their Shares.

53.

The Directors may, if they think fit, receive from any Member willing to advance the same all or any part of the monies uncalled and unpaid upon any Shares held by him/her, and upon all or any of the monies so advanced may pay (until the same would, but for such advance, become payable) interest at such rate as may be agreed upon between the Directors and the Member paying such sum in advance.

FORFEITURE

54.

If a Member fails to pay any call or instalment of a call on the day appointed for payment thereof, the Directors, at any time thereafter during such times as any part of the call or instalment remains unpaid, may serve a notice on him/her requiring payment of so much of the call or instalment as is unpaid together with any interest which may have accrued.

55.

The notice shall state a further day (not earlier than the expiration of fourteen clear days from the date of service of the notice) on or before which the payment required by the notice is to be made, and shall state that in the event of non-payment at or before the time appointed the Shares in respect of which the call was made will be liable to be forfeited.

56.

If the requirements of any such notice as aforesaid are not complied with then, at any time thereafter before the payment required by the notice has been made, any Shares in respect of which the notice has been given may be forfeited by a resolution of the Directors to that effect. The forfeiture shall include all dividends or other monies payable in respect of the forfeited Shares and not paid before forfeiture. The Directors may accept a surrender of any Share liable to be forfeited hereunder.

57.

On the trial or hearing of any action for the recovery of any money due for any call it shall be sufficient to prove that the name of the Member sued is entered in the Register as the holder, or one of the holders, of the Shares in respect of which such debt accrued, that the resolution making the call is duly recorded in the minute book and that notice of such call was duly given to the Member sued, in pursuance of these Articles, and it shall not be necessary to prove the appointment of the Directors who made such call nor any other matters whatsoever, but the proof of the matters aforesaid shall be conclusive evidence of the debt.

58.

A forfeited Share may be sold or otherwise disposed of on such terms and in such manner as the Directors think fit and at any time before a sale or disposition the forfeiture may be cancelled on such terms as the Directors think fit. Where for the purposes of its disposal such a Share is to be transferred to any person, the Directors may authorise some person to execute an instrument of transfer of the Share to that person. The Company may receive the consideration, if any, given for the Share on any sale or disposition thereof and may execute a transfer of the Share in favour of the person to whom the Share is sold or disposed of and thereupon he/she shall be registered as the holder of the Share and shall not be bound to see to the application of the purchase money, if any, nor shall his/her title to the Share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the Share.

59.

A person whose Shares have been forfeited shall cease to be a Member in respect of the forfeited Shares, but nevertheless shall remain liable to pay to the Company all monies which, at the date of forfeiture, were payable by him/her to the Company in respect of the Shares, without any deduction or allowance for the value of the Shares at the time of forfeiture but his/her liability shall cease if and when the Company shall have received payment in full of all such monies in respect of the Shares.

60.

A statutory declaration or affidavit that the declarant is a Director or the Secretary of the Company, and that a Share in the Company has been duly forfeited on the date stated in the declaration, shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the Share.

61.

The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a Share, becomes payable at a fixed time, whether on account of the nominal value of the Share or by way of premium, as if the same had been payable by virtue of a call duly made and notified.

62.

The Directors may accept the surrender of any Share which the Directors have resolved to have been forfeited upon such terms and conditions as may be agreed and, subject to any such terms and conditions, a surrendered Share shall be treated as if it has been forfeited.

NON-RECOGNITION OF TRUSTS

63.

The Company shall not be obligated to recognise any person as holding any Share upon any trust (except as is otherwise provided in these Articles or to the extent required by law) and the Company shall not be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future, or partial interest in any Share, or any interest in any fractional part of a Share, or (except only as is otherwise provided by these Articles or the Companies Acts) any other rights in respect of any Share except an absolute right to the entirety thereof in the registered holder. This shall not preclude the Company from requiring the Members or a transferee of Shares to furnish to the Company with information as to the beneficial ownership of any Share when such information is reasonably required by the Company.

TRANSMISSION OF SHARES

64.

In case of the death of a Member, the survivor or survivors where the deceased was a joint holder, and the legal personal representatives of the deceased where he/she was a sole holder, shall be the only persons recognised by the Company as having any title to his/her interest in the Shares, but nothing herein contained shall release the estate of any such deceased holder from any liability in respect of any Shares which had been held by him/her solely or jointly with other persons.

65.

Any person becoming entitled to a Share in consequence of the death or bankruptcy or liquidation or dissolution of a Member (or in any other way than by transfer) may, upon such evidence being produced as may from time to time be required by the Board and subject as hereinafter provided, elect either to be registered himself/herself as holder of the Share or to make such transfer of the Share to such other person nominated by him/her and to have such person registered as the transferee thereof, but the Board shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the Share by that Member before his/her death or bankruptcy as the case may be.

66.

If the person so becoming entitled shall elect to be registered himself/herself as holder, he/she shall deliver or send to the Company a notice in writing signed by him/her stating that he/she so elects.

67.

Subject to Article 68, a person becoming entitled to a Share by reason of the death or bankruptcy or liquidation or dissolution of the holder (or in any other case than by transfer) shall be entitled to the same dividends and other advantages to which he/she would be entitled if he/she were the registered holder of the Share, except that he/she shall not, before being registered as a Member in respect of the Share, be entitled in respect of it to exercise any right conferred by Membership in relation to meetings of the Company provided however that the Board may at any time give notice requiring any such person to elect either to be registered himself/herself or to transfer the Share and if the notice is not complied with within ninety (90) days the Board may thereafter withhold payment of all dividends, bonuses or other monies payable in respect of the Share until the requirements of the notice have been complied with.

68.

The Board may at any time give notice requiring a person entitled by transmission to a Share to elect either to be registered himself/herself or to transfer the Share and if the notice is not complied with within sixty (60) days the Board may withhold payment of all dividends and other monies payable in respect of the Share until the requirements of the notice have been complied with.

AMENDMENT OF MEMORANDUM OF ASSOCIATION;

CHANGE OF LOCATION OF REGISTERED OFFICE; AND

ALTERATION OF CAPITAL

69.	The Company may by Ordinary Resolution:

69.1	divide its share capital into several classes and attach to them respectively any preferential, deferred, qualified or special rights, privileges or conditions;

69.2	increase the authorised share capital by such sum to be divided into Shares of such nominal value, as such Ordinary Resolution shall prescribe;

69.3	consolidate and divide all or any of its share capital into Shares of larger amount than its existing Shares;

69.4

by subdivision of its existing Shares or any of them divide the whole or any part of its share capital into Shares of smaller nominal value than is fixed by the Memorandum subject to the Companies Acts, so, however, that in the sub-division the proportion between the amount paid and the amount, if any, unpaid on each reduced Share shall be the same as it was in the case of the Share from which the reduced Share is derived;

69.5	cancel any Shares that at the date of the passing of the relevant Ordinary Resolution have not been taken or agreed to be taken by any person; and

69.6	subject to applicable law, change the currency denomination of its share capital.

70.	Subject to the provisions of the Companies Acts, the Company may:

70.1	by Special Resolution change its name, alter or add to the Memorandum with respect to any objects, powers or other matters specified therein or alter or add to these Articles;

70.2

by Special Resolution reduce its company capital (including its share capital and any capital redemption reserve or share premium account) in any way it thinks expedient and, without prejudice to the generality of the foregoing, may

(a)	extinguish or reduce the liability on any of its shares in respect of share capital not paid up;

(b)	either with or without extinguishing or reducing liability on any of its shares, cancel any paid up company capital which is lost or unrepresented by available assets; and

(c)	either with or without extinguishing or reducing liability on any of its shares, pay off any paid up company capital which is in excess of the wants of the Company,

and in relation to such reductions, the Company may by Special Resolution determine the terms upon which the reduction is to be effected, including in the case of a reduction of part only of any class of Shares, those Shares to be affected; and

70.3	by resolution of the Directors change the location of its registered office.

71.

Whenever as a result of an alteration or reorganisation of the share capital of the Company any Members would become entitled to fractions of a Share, the Directors may, on behalf of those Members, sell the Shares representing the fractions for the best price reasonably obtainable to any person and distribute the proceeds of sale in due proportion among those Members, and the Directors may authorise any person to execute an instrument of transfer of the Shares to, or in accordance with the directions of, the purchaser. The transferee shall not be bound to see to the application of the purchase money nor shall his/her title to the Shares be affected by any irregularity in or invalidity of the proceedings in reference to the sale.

CLOSING REGISTER OF MEMBERS OR FIXING RECORD DATE

72.

For the purpose of determining Members entitled to notice of or to vote at any meeting of Members or any adjournment thereof, or Members entitled to receive payment of any dividend, or in order to make a determination of Members for any other proper purpose, the Board may provide, subject to the requirements of the Companies Acts, that the Register of Members shall be closed for transfers at such times and for such periods, not exceeding in the whole thirty (30) days in each year. If the Register of Members shall be so closed for the purpose of determining Members entitled to notice of or to vote at a meeting of Members such Register of Members shall be so closed for at least five (5) days immediately preceding such meeting and the record date for such determination shall be the date of the closure of the Register of Members.

73.

In lieu of, or apart from, closing the Register of Members, the Board may fix in advance a date as the record date (a) for any such determination of Members entitled to notice of or to vote at a meeting of the Members, which record date shall not be more than ninety (90) days nor less than ten (10) days before the date of such meeting, and (b) for the purpose of determining the

Members entitled to receive payment of any dividend, or in order to make a determination of Members for any other proper purpose, which record date shall not be more than ninety (90) days prior to the date of payment of such dividend or the taking of any action to which such determination of Members is relevant. The record date shall not precede the date upon which the resolution fixing the record date is adopted by the Directors.

74.

If the Register of Members is not so closed and no record date is fixed for the determination of Members entitled to notice of or to vote at a meeting of Members or Members entitled to receive payment of a dividend, the date immediately preceding the date on which notice of the meeting is deemed given under these Articles or the date on which the resolution of the Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Members. When a determination of Members entitled to vote at any meeting of Members has been made as provided in these Articles, such determination shall apply to any adjournment thereof; provided, however, that the Directors may fix a new record date of the adjourned meeting, if they think fit.

GENERAL MEETINGS

75.	The Board shall convene and the Company shall hold annual general meetings in accordance with the requirements of the Companies Acts.

76.

The Board may, whenever it thinks fit, and shall, on the requisition in writing of Members holding such number of Shares as is prescribed by, and made in accordance with, the Companies Acts, convene a general meeting in the manner required by the Companies Acts. All general meetings other than annual general meetings shall be called extraordinary general meetings.

77.

The Company shall in each year hold a general meeting as its annual general meeting in addition to any other meeting in that year, and shall specify the meeting as such in the notices calling it. Not more than fifteen (15) months shall elapse between the date of one annual general meeting of the Company and that of the next. Subject to the Companies Acts, all general meetings may be held outside of Ireland.

78.	Each general meeting shall be held at such time and place as specified in the notice of meeting.

79.

The Board may, in its absolute discretion, authorise the Secretary to postpone any general meeting called in accordance with the provisions of these Articles (other than a meeting requisitioned under Article 76 of these Articles or the postponement of which would be contrary to the Companies Acts, law or a court order pursuant to the Companies Acts) if the Board considers that, for any reason, it is impractical or unreasonable to hold the general meeting, provided that notice of postponement is given to each Member before the time for such meeting. Fresh notice of the date, time and place for the postponed meeting shall be given to each Member in accordance with the provisions of these Articles.

NOTICE OF GENERAL MEETINGS

80.

Subject to the provisions of the Companies Acts allowing a general meeting to be called by shorter notice, an annual general meeting, and an extraordinary general meeting called for the passing of a Special Resolution, shall be called by at least twenty-one (21) clear days’ notice and all other extraordinary general meetings shall be called by at least fourteen (14) clear days’ notice. Such notice shall state the date, time, place of the meeting and, in the case of an extraordinary general meeting, the general nature of the business to be considered. Every notice shall be exclusive of the day on which it is given or deemed to be given and of the day of the meeting for which it is given and shall specify such other details as are required by applicable law or the relevant code, rules and regulations applicable to the listing of the Shares on the Exchange.

81.

A general meeting of the Company shall, whether or not the notice specified in this Article has been given and whether or not the provisions of the Articles regarding general meetings have been complied with, be deemed to have been duly convened if applicable law so permits and it is so agreed by the Auditors and by all the Members entitled to attend and vote thereat or their proxies.

82.

The notice convening an annual general meeting shall specify the meeting as such, and the notice convening a meeting to pass a Special Resolution shall specify the intention to propose the resolution as a Special Resolution. Notice of every general meeting shall be given in any manner permitted by these Articles to all Members other than such as, under the provisions hereof or the terms of issue of the Shares they hold, are not entitled to receive such notice from the Company.

83.

There shall appear with reasonable prominence in every notice of general meetings of the Company a statement that a Member entitled to attend and vote is entitled to appoint one or more proxies to attend and vote instead of him/her and that any proxy need not be a Member of the Company.

84.

The accidental omission to give notice of a general meeting to, or the non-receipt of notice of a meeting by, any person entitled to receive notice shall not invalidate the proceedings of that meeting.

85.

In cases where instruments of proxy are sent out with notices, the accidental omission to send such instrument of proxy to, or the non-receipt of such instrument of proxy by, any person entitled to receive notice shall not invalidate any resolution passed or any proceeding at any such meeting. A Member present, either in person or by proxy, at any general meeting of the Company or of the holders of any class of Shares in the Company, will be deemed to have received notice of that meeting and, where required, of the purpose for which it was called.

PROCEEDINGS AT GENERAL MEETINGS

86.	All business shall be deemed special that is transacted at an extraordinary general meeting, and also that is transacted at an annual general meeting, with the exception of:

(a)	the consideration of the Company’s statutory financial statements and the report of the directors and the report of the statutory auditors on those statements and that report;

(b)	the review by the members of the Company’s affairs;

(c)	the declaration of a dividend (if any) of an amount not exceeding the amount recommended by the directors;

(d)	the authorisation of the directors to approve the remuneration of the statutory auditors; and

(e)	the election and re-election of directors.

87.

No business shall be transacted at any general meeting unless a quorum is present. Two or more Members present in person or by proxy holding not less than a majority of the issued and outstanding Shares of the Company entitled to vote at the meeting in question shall be a quorum.

88.

If within one hour from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of Members, shall be dissolved and in any other case it shall stand adjourned to the same day in the next week at the same time and place or to such other time or such other place as the Board may determine and if at the adjourned meeting a quorum is not present within one hour from the time appointed for the meeting, the Members present shall be a quorum.

89.

If the Board wishes to make this facility available to Members for a specific or all general meetings of the Company, a Member may participate in any general meeting of the Company, by means of a telephone, video, electronic or similar communication equipment by way of which all persons participating in such meeting can communicate with each other simultaneously and instantaneously and such participation shall be deemed to constitute presence in person at the meeting.

90.	Each Director and the Auditors shall be entitled to attend and speak at any general meeting of the Company.

91.

The Chairperson, if any, of the Board, or, if the Chairperson is not or will not be present or is unwilling to act, such Director, officer or other person as the Board shall designate, shall preside as Chairperson at every general meeting of the Company.

92.

The Chairperson may, with the consent of any general meeting duly constituted hereunder, and shall if so directed by the meeting, adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished, or which might have been transacted, at the meeting from which the adjournment took place. When a general meeting is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting; save as aforesaid it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned general meeting.

93.

93.1	Subject to the Companies Acts, a resolution may only be put to a vote at a general meeting of the Company or of any class of Members if:

(a)	it is proposed by or at the direction of the Board; or

(b)	it is proposed at the direction of the Court; or

(c)	it is proposed on the requisition in writing of such number of Members as is prescribed by, and is made in accordance with, the Companies Acts;

(d)	it is proposed pursuant to, and in accordance with the procedures and requirements of, Articles 101 or 102; or

(e)	the Chairperson of the meeting in his/her absolute discretion decides that the resolution may properly be regarded as within the scope of the meeting.

93.2

No amendment may be made to a resolution, at or before the time when it is put to a vote, unless the Chairperson of the meeting in his/her absolute discretion decides that the amendment or the amended resolution may properly be put to a vote at that meeting.

93.3

If the Chairperson of the meeting rules a resolution or an amendment to a resolution admissible or out of order (as the case may be), the proceedings of the meeting or on the resolution in question shall not be invalidated by any error in his/her ruling. Any ruling by the Chairperson of the meeting in relation to a resolution or an amendment to a resolution shall be final and conclusive.

94.

Except (i) where a greater majority is required by the Companies Acts or these Articles or any applicable law or regulation to which the Company is subject or (ii) as otherwise required by Article 155, any question proposed for a decision of the Members at any general meeting of the Company or a decision of any class of Members at a separate meeting of any class of Shares shall be decided by an Ordinary Resolution.

95.

At any general meeting a resolution put to the vote of the meeting shall be decided on a poll. The Board or the Chairperson may determine the manner in which the poll is to be taken and the manner in which the votes are to be counted.

96.

A poll demanded on the election of the Chairperson or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time, not being more than ten (10) days from the date of the meeting or adjourned meeting at which the vote was taken, as the Chairperson of the meeting directs, and any business other than that on which a poll has been demanded may be proceeded with pending the taking of the poll.

97.

No notice need be given of a poll not taken immediately. The result of the poll shall be deemed to be the resolution of the general meeting at which the poll was demanded. On a poll a Member entitled to more than one (1) vote need not use all his/her votes or cast all the votes he/she uses in the same way.

98.

If authorised by the Board, any vote taken by written ballot may be satisfied by a ballot submitted by electronic or telephonic transmission, provided that any such electronic or telephonic submission must either set forth or be submitted with information from which it can be determined that the electronic submission has been authorised by the Member or proxy.

99.

The Board may, and at any general meeting the Chairperson of such meeting may, make such arrangement and impose any requirement or restriction the Board or he/she considers appropriate concerning the conduct of general meetings, including without prejudice to the generality of the foregoing, measures concerning security, health and safety and any such arrangements, requirements and/or restrictions shall bind all members. The Board and, at any general meeting, the Chairperson of such meeting are entitled to refuse entry to, or remove, a person who refuses to comply with any such arrangements, requirements and/or restrictions.

100.

Subject to the Companies Acts, a resolution in writing signed by all of the Members for the time being entitled to attend and vote on such resolution at a general meeting (or being bodies corporate by their duly authorised representatives) shall be as valid and effective for all purposes as if the resolution had been passed at a general meeting of the Company duly convened and held, and may consist of several documents in like form each signed by one or more persons, and if described as a special resolution shall be deemed to be a special resolution within the meaning of the Companies Acts. Any such resolution shall be served on the Company.

NOMINATIONS OF DIRECTORS

101.

Nominations of persons for election to the Board (other than Directors to be nominated by any series of preferred shares, voting separately as a class) at a general meeting may only be made (a) pursuant to the Company’s notice of meeting pursuant to Article 80 at the recommendation of the Board, (b) by or at the direction of the Board or any authorised committee thereof or

(c) by any Member who (i) complies with the notice procedures set forth in Articles 102 or 103, as applicable, (ii) was a Member at the time such notice is delivered to the Secretary and on the record date for the determination of Members entitled to vote at such general meeting and (iii) is present at the relevant general meeting, either in person or by proxy, to present his/her nomination, provided, however, that Members shall only be entitled to nominate persons for election to the Board at annual general meetings or at general meetings called specifically for the purpose of electing Directors.

102.

102.1

For nominations of persons for election to the Board (other than Directors to be nominated by any series of preferred shares, voting separately as a class) to be properly brought before an annual general meeting by a Member, such annual general meeting must have been called for the purpose of, among other things, electing Directors and such Member must have given timely notice thereof in writing to the Secretary. To be timely, a Member’s notice shall be delivered to the Secretary at the registered office of the Company, or such other Address as the Secretary may designate, not less than one hundred and twenty (120) days nor more than one hundred and eighty (180) days prior to the first anniversary of the date the Company’s proxy statement was first released to Members in connection with the prior year’s annual general meeting; provided, however, that in the event the date of the annual general meeting is changed by more than thirty (30) days from the first anniversary date of the prior year’s annual general meeting, notice by the Member to be timely must be so delivered not earlier than the one hundred and eightieth (180th) day prior to such annual general meeting and not later than the later of the one hundred and twentieth (120th) day prior to such annual general meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. Such Member’s notice shall set forth (a) as to each person whom the Member proposes to nominate for election or re-election as a Director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors in a contested election, or that is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934 of the United States of America, as amended (the “Exchange Act”), or any successor provisions thereto, including such person’s written and signed consent to being named in the proxy statement as a nominee and to serving as a Director of the Company if elected and (b) as to the Member giving the notice (i) the name, age, business address and residence address of such Member, as they appear on the Register of Members, (ii) the principal occupation or employment of the nominee, (iii) the class and number of Shares that are owned beneficially and/or of record by such Member, (iv) a representation that the Member is a registered holder of Shares entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such nomination, (v) a statement that the Member intends or is part of a group that intends to deliver a proxy statement and/or form of proxy to holders of at least sixty-seven percent (67%) of the voting power of the Company’s outstanding share capital entitled to vote on the election of directors, (vi) a representation as to whether or not the Member intends or is part of a group that intends to solicit proxies in support of director nominees other than the Company’s director nominees in accordance with Rule 14a-19 promulgated under the Exchange Act, (vii) a description of all arrangements or understandings between or among the Member and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the Member or concerning the nominee’s potential service on the Board, (viii) a questionnaire with respect to the background and qualifications of the nominee completed by the nominee in the form provided by the Company, and (ix) any other information reasonably requested by the Company in connection with the solicitation of proxies for election of directors in a contested election. The Board may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a Director of the Company, including such evidence satisfactory to the Board that such nominee has no interests that would conflict or otherwise limit such nominee’s ability to fulfil his/her duties as a Director. Notwithstanding the foregoing, if any change occurs with respect to the Member’s plans to solicit proxies in accordance with its statements pursuant to sub-paragraph 102.1(b) of this Article, such Member shall inform the Company of this change by delivering a notice to the Secretary at the registered office of the Company, or such other Address as the Secretary may designate, no later than two (2) business days after the occurrence of such change.

102.2

Notwithstanding, and in addition to, the foregoing provisions of this Article 102, a Member who has submitted a nomination for a person to serve on the Board shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder, including, but not limited to, Rule 14a-19 of the Exchange Act, with respect to the matters set forth in these Articles. If a Member fails to comply with any applicable requirements of the Exchange Act, including but not limited to Rule 14a-19 promulgated thereunder, such Member’s proposed nomination shall be deemed to have not been made in compliance with these Articles and shall be disregarded.

102.3

Further notwithstanding the foregoing provisions of these Articles, unless otherwise required by law, (i) no Member shall solicit proxies in support of director nominees other than the Company’s director nominees unless such Member has complied with this Article 102 and Rule 14a-19 promulgated under the Exchange Act in connection with the solicitation of such proxies, including the provision to the Company of notices required thereunder in a timely manner, and (ii) if any Member (A) provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act, (B) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) promulgated under the Exchange Act, including the provision to the Company of notices required thereunder in a timely manner, and (C) no other Member has provided notice pursuant to, and in compliance with, Rule 14a-19 under the Exchange Act that it intends to solicit proxies in support of the election of such proposed nominee in accordance with Rule 14a-19(b) under the Exchange Act, then the Company shall disregard such nomination and no vote on the election of such proposed nominee shall occur. Upon request by the Company, if any Member provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act, such Member shall deliver to the Company, no later than five (5) business days prior to the applicable meeting date, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act.

103.

For nominations of persons for election to the Board (other than directors to be nominated by any series of preferred shares, voting separately as a class) to be properly brought before a general meeting called for the purpose of the election of Directors, other than an annual general meeting, by a Member, such Member must have given timely notice thereof in writing to the Secretary. To be timely, a Member’s notice shall be delivered to the Secretary at the registered office of the Company or such other Address as the Secretary may designate, not earlier than the one hundred and eightieth (180th) day prior to such general meeting and not later of the one hundred and twentieth (120th) day prior to such general meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the general meeting and of the nominees proposed by the Board to be elected at such meeting. Such Member’s notice shall set forth the same information as is required by sub-paragraphs (a) and (b) of Article 102.1.

104.

Subject to the Companies Acts, unless otherwise provided by the terms of any series of preferred shares or any agreement among Members or other agreement approved by the Board, only persons who are nominated in accordance with the procedures set forth in Articles 101 and 102 shall be eligible to serve as Directors of the Company. If the Chairperson of a general meeting determines that a proposed nomination was not made in compliance with Articles 101 or 102, as applicable, he/she shall declare to the meeting that such nomination is defective and such defective nomination shall be disregarded. Notwithstanding the foregoing provisions of these Articles, if the Member (or a qualified representative of the Member) does not appear at the general meeting to present his/her nomination, such nomination shall be disregarded.

VOTES OF MEMBERS

105.

Subject to any rights or restrictions for the time being attached to any class or classes of Shares, every Member of record present in person or by proxy shall have one vote for each Share registered in his/her name in the Register of Members.

106.

In the case of joint holders of record, the vote of the senior holder who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members.

107.

A Member of unsound mind, or in respect of whom an order has been made by any court, having jurisdiction in lunacy, may vote by his/her committee, receiver, curator bonis, or other person in the nature of a committee, receiver or curator bonis appointed by that court, and any such committee, receiver, curator bonis or other persons may vote by proxy.

108.	No Member shall be entitled to vote at any general meeting unless he/she is registered as a Member on the record date for such meeting.

109.

No objection shall be raised to the qualification of any voter except at the general meeting or adjourned general meeting at which the vote objected to is given or tendered and every vote not disallowed at such general meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the Chairperson of the general meeting whose decision shall be final and conclusive.

110.

Votes may be given either personally or by proxy. A Member may appoint more than one proxy or the same proxy under one or more instruments to attend and vote at a meeting and may appoint one proxy to vote both in favour of and against the same resolution in such proportion as specified in the instrument appointing the proxy.

PROXIES AND CORPORATE REPRESENTATIVES

111.

111.1

Every Member entitled to attend and vote at a general meeting may appoint a proxy to attend, speak and vote on his/her behalf and may appoint more than one proxy to attend, speak and vote at the same meeting. The appointment of a proxy or corporate representative shall be in such form consistent with the Companies Acts and may be accepted by the Company at such place and at such time as the Board or the Secretary shall from time to time determine, subject to applicable requirements of the United States Securities and Exchange Commission and the Exchange on which the Shares are listed. No such instrument appointing a proxy or corporate representative shall be voted or acted upon after two (2) years from its date.

111.2

Without limiting the foregoing, the Directors may from time to time permit appointments of a proxy to be made by means of an electronic or internet communication or facility and may in a similar manner permit supplements to, or amendments or revocations of, any such electronic or internet communication or facility to be made. The Directors may in addition prescribe the method of determining the time at which any such electronic or internet communication or facility is to be treated as received by the Company. The Directors may treat any such electronic or internet communication or facility which purports to be or is expressed to be sent on behalf of a Member as sufficient evidence of the authority of the person sending that instruction to send it on behalf of that Member.

112.

Any body corporate which is a Member may authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of Members and the person so authorised shall be entitled to exercise the same powers on behalf of the body corporate which he/she represents as that body corporate could exercise if it were an individual Member. The Company may require evidence from the body corporate of the due authorisation of such person to act as the representative of the relevant body corporate.

113.

An appointment of proxy relating to more than one meeting (including any adjournment thereof) having once been received by the Company for the purposes of any meeting shall not require to be delivered, deposited or received again by the Company for the purposes of any subsequent meeting to which it relates.

114.

Receipt by the Company of an appointment of proxy in respect of a meeting shall not preclude a Member from attending and voting at the meeting or at any adjournment thereof which attendance and voting will automatically cancel any proxy previously submitted.

115.	An appointment proxy shall be valid, unless the contrary is stated therein, as well for any adjournment of the meeting as for the meeting to which it relates.

116.

116.1

A vote given in accordance with the terms of an appointment of proxy or a resolution authorising a representative to act on behalf of a body corporate shall be valid notwithstanding the death or insanity of the principal, or the revocation of the appointment of proxy or of the authority under which the proxy was appointed or of the resolution authorising the representative to act or transfer of the Share in respect of which the proxy was appointed or the authorisation of the representative to act was given, provided that no intimation in writing (whether in electronic form or otherwise) of such death, insanity, revocation or transfer shall have been received by the Company at the Office, before the commencement of the meeting or adjourned meeting at which the appointment of proxy is used or at which the representative acts; PROVIDED, HOWEVER, that where such intimation is given in electronic form it shall have been received by the Company before the commencement of the meeting.

116.2

The Directors may send, at the expense of the Company, by post, electronic mail or otherwise, to the Members forms for the appointment of a proxy (with or without stamped envelopes for their return) for use at any general meeting or at any class meeting, either in blank or nominating any one or more of the Directors or any other persons in the alternative.

116.3	Any Member directly or indirectly soliciting proxies from other Members must use a proxy card colour other than white; white proxy cards shall be reserved for exclusive use by the Directors.

DIRECTORS

117.

The Board may determine its size from time to time at its absolute discretion, including provision for a minimum number of Directors, which shall not be less than the statutory minimum of two Directors.

118.

The remuneration to be paid to the Directors shall be such remuneration as the Directors shall determine. Such remuneration shall be deemed to accrue from day to day. The Directors shall also be entitled to be paid their travelling, hotel and other expenses properly incurred by them in going to, attending and returning from meetings of the Directors, or any committee of the Directors, or general meetings of the Company, or otherwise in connection with the business of the Company, or to receive a fixed allowance in respect thereof as may be determined by the Board from time to time, or a combination partly of one such method and partly the other.

119.

The Board may approve additional remuneration to any Director undertaking any special work or services for, or undertaking any special mission on behalf of, the Company other than his/her ordinary routine work as a Director. Any fees paid to a Director who is also counsel or solicitor to the Company, or otherwise serves it in a professional capacity shall be in addition to his/her remuneration as a Director.

DIRECTORS’ INTERESTS

120.

A Director of the Company who is in any way, whether directly or indirectly, interested in a contract, transaction or arrangement or proposed contract, transaction or arrangement with the Company shall, in accordance with the Companies Acts, declare the nature of his/her interest at the first opportunity either (a) at a meeting of the Board at which the question of entering into the contract, transaction or arrangement is first taken into consideration, if the Director of the Company knows this interest then exists, or in any other case, at the first meeting of the Board after learning that he/she is or has become so interested or (b) by providing a general notice to the Directors declaring that he/she is a director of, or has an interest in, a person and is to be regarded as interested in any transaction or arrangement made with that person, and after giving such general notice it shall not be necessary to give special notice relating to any particular transaction.

121.

(a)

A Director may hold any other office or place of profit under the Company (other than the office of its Auditors) in conjunction with his/her office of Director for such period and on such terms as to remuneration and otherwise as the Board may determine.

(b)

A Director may use the property of the Company pursuant to or in connection with: the exercise or performance of his/her duties, functions and powers as Director or employee; the terms of any contract of service or employment or letter of appointment; and, or in the alternative, any other usage authorised by the Directors (or a person authorised by the Directors) from time to time; and including in each case for a Director’s own benefit or for the benefit of another person.

(c)

As recognised by section 228(1) of the Companies Act 2014, the directors may agree to restrict their power to exercise an independent judgment but only where this has been expressly approved by a resolution of the board of directors of the Company.

122.

A Director may act by himself/herself or his/her firm in a professional capacity for the Company (other than as its Auditors) and he/she or his/her firm shall be entitled to remuneration for professional services as if he/she were not a Director.

123.

A Director may be or become a director, managing director, joint managing director, deputy managing director, executive director, manager or other officer or Member of any other company or otherwise interested in any company promoted by the Company or in which the Company may be interested as shareholder or otherwise, and no such Director shall be accountable to the Company for any remuneration or other benefits received by him/her as a director, managing director, joint managing director, deputy managing director, executive director, manager or other officer or Member of such other company; provided that he/she has declared the nature of his/her position with, or interest in, such company to the Board in accordance with Article 120.

124.

No person shall be disqualified from the office of Director of the Company or prevented by such office from contracting with the Company, either as vendor, purchaser or otherwise, nor shall any such contract or any contract or transaction entered into by or on behalf of the Company in which any Director of the Company shall be in any way interested be or be liable to be avoided, nor shall any Director of the Company so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or transaction by reason of such Director of the Company holding office or of the fiduciary relation thereby established; provided that:

124.1	he/she has declared the nature of his/her interest in such contract or transaction to the Board in accordance with Article 120; and

124.2	the contract or transaction is approved by a majority of the disinterested Directors, notwithstanding the fact that the disinterested Directors may represent less than a quorum.

125.

A Director may be counted in determining the presence of a quorum at a meeting of the Board which authorises or approves the contract, transaction or arrangement in which he/she is interested and he/she shall be at liberty to vote in respect of any contract, transaction or arrangement in which he/she is interested, provided that the nature of the interest of any Director in any such contract or transaction shall be disclosed by him/her in accordance with Article 120, at or prior to its consideration and any vote thereon.

126.	For the purposes of Article 120:

126.1

a general notice given to the Directors that a Director is to be regarded as having an interest of the nature and extent specified in the notice in any transaction or arrangement in which a specified person or class of persons is interested shall be deemed to be a disclosure that the Director has an interest in any such transaction of the nature and extent so specified;

126.2	an interest of which a Director has no knowledge and of which it is unreasonable to expect him/her to have knowledge shall not be treated as an interest of him/her; and

126.3

a copy of every declaration made and notice given under Article 120 shall be entered within three (3) days after the making or giving thereof in a book kept for this purpose. Such book shall be open for inspection without charge by any Director, Secretary, the Auditors or Member of the Company at the registered office and shall be produced at every general meeting of the Company and at any meeting of the Directors if any Director so requests in sufficient time to enable the book to be available at the meeting.

POWERS AND DUTIES OF DIRECTORS

127.

The business of the Company shall be managed by the Directors, who may pay all expenses incurred in promoting and registering the Company and may exercise all such powers of the Company as are not, by the Companies Acts or by these Articles, required to be exercised by the Company in general meeting, subject, nevertheless, to any of these Articles and to the provisions of the Companies Acts. No resolution made by the Company in general meeting shall invalidate any prior act of the Directors that would have been valid if that resolution had not been made.

128.	The Board shall have the power to appoint and remove executives in such terms as the Board sees fit and to give such titles and responsibilities to those executives as it sees fit.

129.	The Company may have, for use in any place abroad, an official seal.

130.

Subject as otherwise provided with these Articles, the Directors may exercise the voting powers conferred by shares of any other company held or owned by the Company in such manner in all respects as they think fit and in particular they may exercise their voting powers in favour of any resolution appointing the Directors or any of them as directors or officers of such other company or providing for the payment of remuneration or pensions to the directors or officers of such other company.

131.

All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for money paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, by such person or persons and in such manner as the Directors shall from time to time by resolution determine.

132.

The Directors may from time to time authorise such person or persons as they see fit to perform all acts, including without prejudice to the foregoing, to effect a transfer of any shares, bonds, or other evidences of indebtedness or obligations, subscription rights, warrants, and other securities in another body corporate in which the Company holds an interest and to issue the necessary powers of attorney for the same; and each such person is authorised on behalf of the Company to vote such securities, to appoint proxies with respect thereto, and to execute consents, waivers and releases with respect thereto, or to cause any such action to be taken.

133.

The Board may exercise all powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof and to issue debentures, debenture stock, mortgages, bonds or such other securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.

134.

The Directors may procure the establishment and maintenance of or participate in, or contribute to any non-contributory or contributory pension or superannuation fund, scheme or arrangement or life assurance scheme or arrangement for the benefit of, and pay, provide for or procure the grant of donations, gratuities, pensions, allowances, benefits or emoluments to any persons (including Directors or other officers) who are or shall have been at any time in the employment or service of the Company or of any company which is or was a subsidiary of the Company or of the predecessor in business of the Company or any such subsidiary or holding company and the wives, widows, families, relatives or dependants of any such persons. The Directors may also procure the establishment and subsidy of or subscription to and support of any institutions, associations, clubs, funds or trusts calculated to be for the benefit of any such persons as aforesaid or otherwise to advance the interests and wellbeing of the Company or of any such other company as aforesaid or its Members, and payments for or towards the issuance of any such persons as aforesaid and subscriptions or guarantees of money for charitable or benevolent objects or for any exhibition or for any public, general or useful object. Provided that any Director shall be entitled to retain any benefit received by him/her under this Article, subject only, where the Companies Acts require, to disclosure to the Members and the approval of the Company in general meeting.

135.

The Board may from time to time provide for the management of the affairs of the Company in such manner as it shall think fit and the specific delegation provisions contained in the Articles shall not limit the general powers conferred by these Articles.

MINUTES

136.

The Board shall cause minutes to be made in books kept for the purpose of all appointments of officers made by the Board, all resolutions and proceedings at meetings of the Company or the holders of any class of Shares, of the Directors and of committees of Directors, including the names of the Directors present at each meeting.

DELEGATION OF THE BOARD’S POWERS

137.

The Board may delegate any of its powers (with power to sub-delegate) to any committee consisting of one or more Directors. The Board may also delegate to any Director such of its powers as it considers desirable to be exercised by him/her. Any such delegation may be made subject to any conditions the Board may impose, and either collaterally with or to the exclusion of its own powers and may be revoked or altered. Subject to any such conditions, the proceedings of a committee of the Board shall be governed by the Articles regulating the proceedings of Directors, so far as they are capable of applying.

138.

The Board may by power of attorney or otherwise appoint any person to be the agent of the Company on such conditions as the Board may determine, provided that the delegation is not to the exclusion of its own powers and may be revoked by the Board at any time.

139.

The Board may by power of attorney or otherwise appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Board, to be the attorney or authorised signatory of the Company for such purpose and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board under these Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney or other appointment may contain such provisions for the protection and convenience of persons dealing with any such attorneys or authorised signatories as the Board may think fit and may also authorise any such attorney or authorised signatory to delegate all or any of the powers, authorities and discretions vested in him/her.

EXECUTIVE OFFICERS

140.

The Company shall have a Chairperson, who shall be a Director and shall be elected by the Board. In addition to the Chairperson, the Directors and the Secretary, the Company may have such officers as the Board may from time to time determine.

PROCEEDINGS OF DIRECTORS

141.

Except as otherwise provided by these Articles, the Directors shall meet together for the despatch of business, convening, adjourning and otherwise regulating their meetings and proceedings as they think fit. Questions arising at any meeting shall be decided by a majority of votes of the Directors present at a meeting at which there is a quorum. Each Director shall have one vote.

142.

Regular meetings of the Board may be held at such times and places as may be provided for in resolutions adopted by the Board. No additional notice of a regularly scheduled meeting of the Board shall be required.

143.

A Director may, and the Secretary on the requisition of a Director shall, at any time summon a meeting of the Directors by at least forty-eight (48) hours’ notice in writing to every Director which notice shall set forth the general nature of the business to be considered unless notice is waived by all the Directors either at, before or after the meeting is held and provided further if notice is given in person, by telephone, cable, telex, telecopy or email the same shall be deemed to have been given on the day it is delivered to the Directors or transmitting organisation as the case may be. The accidental omission to give notice of a meeting of the Directors to, or the non-receipt of notice of a meeting by any person entitled to receive notice shall not invalidate the proceedings of that meeting.

144.	The quorum necessary for the transaction of the business of the Board may be fixed by the Board and unless so fixed shall be a majority of the Directors in office.

145.

The continuing Directors may act notwithstanding any vacancy in their body, but if and so long as their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum of Directors, the continuing Directors or Director may act for the purpose of increasing the number of Directors to that number, or of summoning a general meeting of the Company, but for no other purpose.

146.

The Directors may elect a Chairperson of their Board and determine the period for which he/she is to hold office. If no such Chairperson is elected, or if at any meeting the Chairperson is not or will not be present, due to scheduled or unexpected absence, the Directors may choose one of their number to be a Chairperson of the meeting until the earlier of such time as the Chairperson is present or the end of such meeting.

147.

All acts done by any meeting of the Directors or of a committee of Directors shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and qualified to be a Director.

148.

Members of the Board or of any committee thereof may participate in a meeting of the Board or of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting. Unless otherwise determined by the Directors the meeting shall be deemed to be held at the place where the Chairperson is at the start of the meeting.

149.

A resolution in writing (in one or more counterparts), signed by all the Directors for the time being or all the members of a committee of Directors shall be as valid and effectual as if it had been passed at a meeting of the Directors or committee as the case may be duly convened and held.

RESIGNATION AND DISQUALIFICATION OF DIRECTORS

150.	The office of a Director shall be vacated:

150.1

if he/she resigns his/her office, on the date on which notice of his/her resignation is delivered to the Registered Office or tendered at a meeting of the Board or on such later date as may be specified in such notice; or

150.2	on his/her being prohibited by law from being a Director; or

150.3	on his/her ceasing to be a Director by virtue of any provision of the Companies Acts.

151.

The Company may, by Ordinary Resolution, in accordance with the Companies Acts, remove any Director before the expiration of his/her period of office notwithstanding anything in these Articles or in any agreement between the Company and such Director. Such removal shall be without prejudice to any claim such Director may have for damages for breach of any contract of service between him/her and the Company.

APPOINTMENT OF DIRECTORS

152.

At every annual general meeting, all Directors shall retire from office unless re-elected by Ordinary Resolution at the annual general meeting. Every Director that is nominated by the Board for re-election at an annual general meeting shall be eligible to stand for re-election at such annual general meeting. If a Director offers himself/herself for re-election, he/she shall be deemed to have been re-elected, unless at such meeting the Ordinary Resolution for the re-election of such Director has been defeated or as otherwise provided in these Articles.

153.

Save as otherwise permitted in or prescribed by these Articles (including Article 117 and Article 155), Directors will be elected by way of Ordinary Resolution of the Company in general meeting. In no case will a decrease in the number of Directors shorten the term of any incumbent Director. A Director shall hold office until the close of the annual general meeting for the year in which his/her term expires and until his/her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any vacancy on the Board, including a vacancy that results from an increase in the number of Directors or from the death, resignation, retirement, disqualification or removal of a Director, shall be deemed a casual vacancy and, subject to the terms of any one or more classes or series of preferred shares (if any), shall only be filled by decision of a majority of the Board then in office. A Director retiring from the Board at a general meeting shall retain office until the close or adjournment of such meeting.

154.	During any vacancy in the Board, the remaining Directors shall have full power to act as the Board.

155.	Subject to Article 117, each Director shall be elected by an Ordinary Resolution at an annual general meeting (or an extraordinary general meeting called for that purpose), provided that:

155.1

if, at any general meeting of the Company other than at a meeting with a contested election as described in Article 155.2 below, the number of Directors is reduced below the minimum prescribed by the Board in accordance with Article 117 due to the failure of any persons nominated to be Directors to be elected, then in those circumstances, the nominee or nominees who receive the highest number of votes in favour of election shall be elected in order to maintain the prescribed minimum number of Directors and each such Director shall remain a Director (subject to the provisions of the Companies Acts and these Articles) only until the conclusion of the next annual general meeting of the Company unless such Director is re-elected by the Members during such meeting; and

155.2

if, at the time the Company files its proxy statement for any general meeting of the Company, the number of persons who are at such time validly nominated in accordance with these Articles for election or re-election as Directors (such persons collectively, the “Director Nominees”) exceeds the number of Directors to be elected at such general meeting in accordance with Article 117 (the “Available Director Positions” and such an election, a “contested election”), then only those Director Nominees in number equal to the Available Director Positions who receive the highest number of votes in favour of their election by the Members present in person or represented by proxy at such meeting and entitled to vote on the election of Directors shall be elected as Directors. For clarity, notwithstanding the withdrawal of any nominations for Directors in a contested election subsequent to the time the Company files its proxy statement, the plurality voting provisions of this Article 155.2 will continue to apply to the election of Directors at any such meeting.

SECRETARY

156.	The Secretary shall be appointed by the Board at such remuneration (if any) and on such terms as it may think fit and any Secretary so appointed may be removed by the Board.

157.

The duties of the Secretary shall be those prescribed by the Companies Acts, together with such other duties as shall from time to time be prescribed by the Board, and in any case, shall include the making and keeping of records of the votes, doings and proceedings of all meetings of the Members and the Board of the Company, and committees, and the authentication of records of the Company.

158.

A provision of the Companies Acts or these Articles requiring or authorising a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as Director and as, or in the place of, the Secretary.

SEAL

159.

The Company may, if the Board so determines, have a Seal (including any official seals kept pursuant to the Companies Acts) which shall only be used by the authority of the Board or of a committee of the Board authorised by the Board in that regard and every instrument to which the Seal has been affixed shall be signed by any person who shall be either a Director or the Secretary or Assistant Secretary or some other person authorised by the Board, either generally or specifically, for the purpose.

160.

The Company may have for use in any place or places outside Ireland, a duplicate Seal or Seals each of which shall be a duplicate of the Seal of the Company except, in the case of a Seal for use in sealing documents creating or evidencing securities issued by the Company, for the addition on its face of the word “Securities” and if the Board so determines, with the addition on its face of the name of every place where it is to be used.

DIVIDENDS, DISTRIBUTIONS AND RESERVES

161.	The Company in general meeting may declare dividends, but no dividends shall exceed the amount recommended by the Directors.

162.

Subject to the Companies Acts, the Board may from time to time declare dividends (including interim dividends) and distributions on Shares of the Company outstanding and authorise payment of the same out of the funds of the Company lawfully available therefor.

163.

The Board may, before declaring any dividends or distributions, set aside such sums as they think proper as a reserve or reserves which shall at the discretion of the Directors, be applicable for any purpose of the Company and pending such application may, at the like discretion, be employed in the business of the Company. The Directors may also, without placing the same to reserve, carry forward any profits which they may think it prudent not to divide.

164.	No dividend, interim dividend or distribution shall be paid otherwise than in accordance with the provisions of the Companies Acts.

165.

Subject to the rights of persons, if any, entitled to Shares with special rights as to dividends or distributions, if dividends or distributions are to be declared on a class of Shares they shall be declared and paid according to the amounts paid or credited as paid on the Shares of such class outstanding on the record date for such dividend or distribution as determined in accordance with these Articles.

166.	The Directors may deduct from any dividend payable to any Member all sums of money (if any) immediately payable by him/her to the Company in relation to the Shares of the Company.

167.

The Board or any general meeting declaring a dividend (upon the recommendation of the Board), may direct that any dividend or distribution be paid wholly or partly by the distribution of specific assets and in particular of paid up Shares, debentures, or debenture stock of any other company or in any one or more of such ways and where any difficulty arises in regard to such distribution, the Board may settle the same as they think expedient and in particular may issue fractional certificates and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Members upon the footing of the value so fixed in order to adjust the rights of all Members and may vest any such specific assets in trustees as may seem expedient to the Board.

168.

Any dividend, distribution, interest or other monies payable in cash in respect of Shares may be paid by cheque or warrant sent through the post, or sent by any electronic or other means of payment, directed to the registered Address of the holder or, in the case of joint holders, to the holder who is first named on the Register of Members or to such person and to such Address as such holder or joint holders may in writing direct. Every such cheque or warrant, electronic or other payment shall be made payable to the order of the person to whom it is sent and payment of the cheque or warrant shall be a good discharge to the Company. Any one of two or more joint holders may give effectual receipts for any dividends, bonuses, or other monies payable in respect of the Share held by them as joint holders. Any such dividend or other distribution may also be paid by any other method (including payment in a currency other than US$, electronic funds transfer, direct debit, bank transfer or by means of a relevant system) which the Directors consider appropriate and any Member who elects for such method of payment shall be deemed to have accepted all of the risks inherent therein. The debiting of the Company’s account in respect of the relevant amount shall be evidence of good discharge of the Company’s obligations in respect of any payment made by any such methods.

169.	No dividend or distribution shall bear interest against the Company.

170.

If the Directors so resolve, any dividend which has remained unclaimed for twelve years from the date of its declaration shall be forfeited and cease to remain owing by the Company. The payment by the Directors of any unclaimed dividend or other monies payable in respect of a Share into a separate account shall not constitute the Company a trustee in respect thereof.

CAPITALISATION

171.

Without prejudice to any powers conferred on the Directors as aforesaid, and subject to any authority granted to the Directors to issue and allot Shares, including, in accordance with the Companies Acts or under Article 9, the Directors or any duly appointed committee thereof may:

171.1

resolve to capitalise any amount standing to the credit of the reserves of the Company (including, but not limited to, the share premium account, capital redemption reserve, capital conversion reserve and profit and loss account), whether or not available for distribution, for any purpose, including, but not limited to, for the purposes of effecting any exchange of any rights and applying any such sum arising from such capitalisation to pay up any shares of the Company and allot them, credited as fully paid, to any holders of such rights;

171.2

appropriate the sum resolved to be capitalised to the Members in proportion to the nominal amount of Shares held by them respectively and apply that sum on their behalf in or towards paying up in full unissued Shares or debentures of a nominal amount equal to that sum, and allot the Shares or debentures, credited as fully paid, to the Members (or as the Board may direct) in those proportions, or partly in one way and partly in the other, but the share premium account, the capital redemption reserve, the capital conversion reserve and profits that are not available for distribution may, for the purposes of this Article 171, only be applied in paying up unissued Shares to be allotted to Members credited as fully paid;

171.3

make any arrangements it thinks fit to resolve a difficulty arising in the distribution of a capitalised reserve and in particular, without limitation, where Shares or debentures become distributable in fractions the Board may deal with the fractions as it thinks fit;

171.4

authorise a person to enter (on behalf of all the Members concerned) into an agreement with the Company providing for the allotment to the Members respectively, credited as fully paid, of Shares or debentures to which they may be entitled on the capitalisation and any such agreement made under this authority being effective and binding on all those Members; and

171.5	generally do all acts and things required to give effect to the resolution.

ACCOUNTS

172.	The Directors shall cause the Company to keep adequate accounting records, which are sufficient to:

(a)	correctly record and explain the transactions of the Company;

(b)	enable, at any time, the assets, liabilities, financial position and profit or loss of the Company to be determined with reasonable accuracy;

(c)

enable the Directors to ensure that any financial statements of the Company and any directors’ report, required to be prepared under the Companies Acts, comply with the requirements of the Companies Acts and, where applicable, the IAS Regulation; and

(d)	enable those financial statements of the Company to be audited.

Accounting records shall be kept on a continuous and consistent basis and entries therein shall be made in a timely manner and be consistent from year to year in accordance with the Companies Acts.

173.

The Company may send by post, electronic mail or any other means of electronic communication a summary financial statement to its Members or persons nominated by any Member. The Company may meet, but shall be under no obligation to meet, any request from any of its Members to be sent additional copies of its full report and accounts or summary financial statement or other communications with its Members. The Company may send a summary financial statement to its Members or persons nominated by any Member and the Company may meet, but shall be under no obligation to meet, any request from any of its Members to be sent additional copies of the documents required to be sent to Members by the Companies Acts or any summary financial statement or other communications with its Members.

174.

The accounting records shall be kept at the registered office of the Company or, subject to the provisions of the Companies Acts, at such other place as the Directors think fit and shall be open at all reasonable times to the inspection of the Directors.

175.

Accounting records shall not be deemed to be kept as required by Articles 172 to 174, if there are not kept such accounting records as are necessary to give a true and fair view of the state of the Company’s affairs and to explain its transactions.

176.

In accordance with the provisions of the Companies Acts, the Board may from time to time cause to be prepared and to be laid before the Company in general meeting profit and loss accounts, balance sheets, group accounts (if any) and such other reports and accounts as may be required by law.

177.

177.1	The Company may send by post, electronic mail or any other means of electronic communication:

(a)	the Company’s statutory financial statements,

(b)	the directors’ report, and

(c)	the statutory auditors’ report and copies of those documents shall also be treated for the purposes of the Companies Acts, as sent to a person where:

(i)	the Company and that person have agreed to his/her having access to the documents on a website (instead of their being sent to him/her);

(ii)	the documents are documents to which that agreement applies; and

(iii)	that person is notified, in a manner for the time being agreed for the purpose between that person and the company, of —

(A)	the publication of the documents on a website,

(B)	the address of that website, and

(C)	the place on that website where the documents may be accessed and how they may be accessed.

177.2	The documents listed at 177.1 (a) to (c) shall be treated as sent to a person not less than 21 days before the date of a meeting if, and only if —

(a)	the documents are published on the website throughout a period beginning at least 21 days before the date of the meeting and ending with the conclusion of the meeting; and

(b)	the notification given for the purposes of paragraph (c) is given not less than 21 days before the date of the meeting.

177.3	Nothing shall invalidate the proceedings of a meeting where—

(a)	any documents that are required to be published are published for a part, but not all, of the 21 day period mentioned above; and

(b)	the failure to publish those documents throughout that period is wholly attributable to circumstances which it would not be reasonable to have expected the company to prevent or avoid.

177.4

Where copies of documents are sent out pursuant to this Article 177 over a period of days, references elsewhere in the Companies Act to the day on which those copies are sent out shall be read as references to the last day of that period.

178.

The Directors shall determine from time to time whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Members, not being Directors, and no Member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by the Companies Acts or authorised by the Directors or by the Company in general meeting. No Member shall be entitled to require discovery of or any information respecting any detail of the Company’s trading, or any matter which is or may be in the nature of a trade secret, mystery of trade, or secret process which may relate to the conduct of the business of the Company and which in the opinion of the Directors it would be inexpedient in the interests of Members to communicate to the public.

AUDIT

179.

Statutory auditors shall be appointed and their duties regulated in accordance with the Companies Acts or any statutory amendment thereof, any other applicable law and such requirements not inconsistent with the Companies Acts as the Board may from time to time determine.

NOTICES

180.	Any notice to be given, served, sent or delivered pursuant to these Articles shall be in writing (whether in electronic form or otherwise).

180.1	A notice or document to be given, served, sent or delivered in pursuance of these Articles may be given to, served on or delivered to any Member by the Company:

(a)	By handing same to his/her authorised agent;

(b)	by leaving the same at his/her registered address;

(c)	by sending the same by the post in a pre-paid cover addressed to him/her at his/her registered address; or

(d)

by sending, with the consent of the Member to the extent required by law, the same by means of electronic mail or other means of electronic communication approved by the Directors, to the Address of the Member notified to the Company by the Member for such purpose (or if not so notified, then to the Address of the Member last known to the Company).

180.2

For the purposes of these Articles and the Companies Acts, a document shall be deemed to have been sent to a Member if a notice is given, served, sent or delivered to the Member and the notice specifies the website or hotlink or other electronic link at or through which the Member may obtain a copy of the relevant document.

180.3

Where a notice or document is given, served or delivered pursuant to sub-paragraph 180.1(a) or 180.1(b) of this Article, the giving, service or delivery thereof shall be deemed to have been effected at the time the same was handed to the Member or his/her authorised agent, or left at his/her registered address (as the case may be).

180.4

Where a notice or document is given, served or delivered pursuant to sub-paragraph 180.1(c) of this Article, the giving, service or delivery thereof shall be deemed to have been effected at the expiration of twenty-four (24) hours after the cover containing it was posted. In proving service or delivery it shall be sufficient to prove that such cover was properly addressed, stamped and posted.

180.5

Where a notice or document is given, served or delivered pursuant to sub-paragraph 180.1(d) of this Article, the giving, service or delivery thereof shall be deemed to have been effected at the expiration of forty-eight (48) hours after despatch.

180.6

Where a notice or document is given, served or delivered pursuant to sub-paragraph 180.2 of this Article, the giving, service or delivery thereof shall be deemed to have been effected at the time that the notification of such publication shall be deemed to have been given, served or delivered to such Member in accordance with these Articles. Each Member and each person becoming a Member subsequent to the Adoption Date by virtue of his/her holding or his/her acquisition and holding of a share, as applicable, shall be deemed to have acknowledged and agreed that any notice or other document (excluding a share certificate) may be provided by the Company by way of accessing them on a website instead of being provided by other means.

180.7

Every legal personal representative, committee, receiver, curator bonis or other legal curator, assignee in bankruptcy, examiner or liquidator of a Member shall be bound by a notice given as aforesaid if sent to the last registered address of such Member, or, in the event of notice given or delivered pursuant to sub-paragraph 180.1(d) of this Article, if sent to the address notified by the Company by the Member for such purpose notwithstanding that the Company may have notice of the death, lunacy, bankruptcy, liquidation or disability of such Member.

180.8

Notwithstanding anything contained in this Article, the Company shall not be obliged to take account of or make any investigations as to the existence of any suspension or curtailment of postal services within or in relation to all or any part of any jurisdiction.

180.9

Any requirement in these Articles for the consent of a Member in regard to the receipt by such Member of electronic mail or other means of electronic communications approved by the Directors, including the receipt of the Company’s audited accounts and the Directors’ and statutory auditor’s reports thereon, shall be deemed to have been satisfied where the Company has written to the Member informing him/her of its intention to use electronic communications for such purposes and the Member has not, within four (4) weeks of the issue of such notice, served an objection in writing on the Company to such proposal. Where a Member has given, or is deemed to have given, his/her consent to the receipt by such Member of electronic mail or other means of electronic communications approved by the Directors, he/she may revoke such consent at any time by requesting the Company to communicate with him/her in documented form; provided, however, that such revocation shall not take effect until five (5) days after written notice of the revocation is received by the Company.

180.10

Without prejudice to the provisions of sub-paragraphs 180.1(a) and 180.1(b) of this Article, if at any time by reason of the suspension or curtailment of postal services in any territory, the Company is unable effectively to convene a general meeting by notices sent through the post, a general meeting may be convened by a public announcement (as defined below) and such notice shall be deemed to have been duly served on all Members entitled thereto at noon (New York time) on the day on which the said public announcement is made. In any such case the Company shall put a full copy of the notice of the general meeting on its website. A “public announcement” shall mean disclosure in a press release reported by a financial news service or in a document publicly filed by the Company with the U.S. Securities and Exchange Commission pursuant to section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

181.

Notice may be given by the Company to the joint Members of a Share by giving the notice to the joint Member whose name stands first in the Register in respect of the Share and notice so given shall be sufficient notice to all the joint Members.

182.

182.1

Every person who becomes entitled to a Share shall before his/her name is entered in the Register in respect of the Share, be bound by any notice in respect of that Share which has been duly given to a person from whom he/she derives his/her title.

182.2

A notice may be given by the Company to the persons entitled to a Share in consequence of the death or bankruptcy of a Member by sending or delivering it, in any manner authorised by these Articles for the giving of notice to a Member, addressed to them at the Address, if any, supplied by them for that purpose. Until such an Address has been supplied, a notice may be given in any manner in which it might have been given if the death or bankruptcy had not occurred.

183.

A Member present, either in person or by proxy, at any meeting of the Company or the Holders of any class of Shares in the Company shall be deemed to have received notice of the meeting and, where requisite, of the purposes for which it was called.

UNTRACED HOLDERS

184.

184.1	The Company shall be entitled to sell at the best price reasonably obtainable any Share or stock of a Member or any Share or stock to which a person is entitled by transmission if and provided that:

(a)

For a period of twelve (12) years (not less than three (3) dividends having been declared and paid) no cheque or warrant sent by the Company through the post in a prepaid letter addressed to the Member or to the person entitled by transmission to the Share or stock at his/her Address on the Register or other last known Address given by the Member or the person entitled by transmission to which cheques and warrants are to be sent has been cashed and no communication has been received by the Company from the Member or the person entitled by transmission; and

(b)

at the expiration of the said period of twelve (12) years the Company has given notice by advertisement in a leading Dublin newspaper and a newspaper circulating in the area in which the Address referred to in paragraph (a) of this Article is located of its intention to sell such Share or stock; and

(c)

the Company has not during the further period of three (3) months after the date of the advertisement and prior to the exercise of the power of sale received any communication from the Member or person entitled by transmission.

184.2

To give effect to any such sale the Company may appoint any person to execute as transferor an instrument of transfer of such Share or stock and such instrument of transfer shall be as effective as if it had been executed by the Member or person entitled by transmission to such Share or stock. The Company shall account to the Member or other person entitled to such Share or stock for the net proceeds of such sale by carrying all monies in respect thereof to a separate account which shall be a permanent debt of the Company and the Company shall be deemed to be a debtor and not a trustee in respect thereof for such Member or other person. Monies carried to such separate account may either be employed in the business of the Company or invested in such investments (other than Shares of the Company or its holding company if any) as the Directors may from time to time think fit.

DESTRUCTION OF DOCUMENTS

185.	The Company may destroy:

185.1

any dividend mandate or any variation or cancellation thereof or any notification of change of name or address, at any time after the expiry of two (2) years from the date such mandate variation, cancellation or notification was recorded by the Company;

185.2	any instrument of transfer of Shares which has been registered, at any time after the expiry of six (6) years from the date of registration; and

185.3	any other document on the basis of which any entry in the Register was made, at any time after the expiry of six (6) years from the date an entry in the Register was first made in respect of it;

185.4

and it shall be presumed conclusively in favour of the Company that every share certificate (if any) so destroyed was a valid certificate duly and properly sealed and that every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered and that every other document destroyed hereunder was a valid and effective document in accordance with the recorded particulars thereof in the books or records of the Company provided always that:

(a)

the foregoing provisions of this Article shall apply only to the destruction of a document in good faith and without express notice to the Company that the preservation of such document was relevant to a claim;

(b)

nothing contained in this Article shall be construed as imposing upon the Company any liability in respect of the destruction of any such document earlier than as aforesaid or in any case where the conditions of proviso (a) above are not fulfilled; and

(c)	references in this Article to the destruction of any document include references to its disposal in any manner.

WINDING UP

186.

If the Company shall be wound up and the assets available for distribution among the Members as such shall be insufficient to repay the whole of the paid up or credited as paid up share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the Members in proportion to the capital paid up or credited as paid up at the commencement of the winding up on the Shares held by them respectively. And if in a winding up the assets available for distribution among the Members shall be more than sufficient to repay the whole of the share capital paid up or credited as paid up at the commencement of the winding up, the excess shall be distributed among the Members in proportion to the capital at the commencement of the winding up paid up or credited as paid up on the said Shares held by them respectively. Provided that this Article shall not affect the rights of the Members holding Shares issued upon special terms and conditions.

186.1

In case of a sale by the liquidator under section 601 of the Companies Act 2014, the liquidator may by the contract of sale agree so as to bind all the Members for the allotment to the Members directly of the proceeds of sale in proportion to their respective interests in the Company and may further by the contract limit a time at the expiration of which obligations or Shares not accepted or required to be sold shall be deemed to have been irrevocably refused and be at the disposal of the Company, but so that nothing herein contained shall be taken to diminish, prejudice or affect the rights of dissenting Members conferred by the said section 601.

186.2

The power of sale of the liquidator shall include a power to sell wholly or partially debentures, debenture stock, or other obligations of another company, either then already constituted or about to be constituted for the purpose of carrying out the sale.

187.

If the Company is wound up, the liquidator, with the sanction of a Special Resolution and any other sanction required by the Companies Acts, may divide among the Members in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not), and, for such purpose, may value any assets and determine how the division shall be carried out as between the Members or different classes of Members. The liquidator, with the like sanction, may vest the whole or any part of such assets in trustees upon such trusts for the benefit of the contributories as, with the like sanction, he/she determines, but so that no Member shall be compelled to accept any assets upon which there is a liability.

INDEMNITY

188.

188.1

Subject to the provisions of and so far as may be admitted by the Companies Acts, every Director and Secretary shall be entitled to be indemnified by the Company against all costs, charges, losses, expenses and liabilities incurred by him/her in the execution and discharge of his/her duties or in relation thereto including any liability incurred by him/her in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him/her as an officer or employee of the Company and in which judgement is given in his/her favour (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his/her part) or in which he/she is acquitted or in connection with any application under any statute for relief from liability in respect of any such act or omission in which relief is granted to him/her by the Court.

188.2

As far as permissible under the Companies Acts, the Company shall indemnify any current or former executive of the Company (excluding any Directors or Secretary) or any person who is serving or has served at the request of the Company as a director, executive or trustee of another company, joint venture, trust or other enterprise against expenses, including attorneys’ fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him/her in connection with any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the Company, to which he/she, or he/she was, is, or is threatened to be made a party by reason of the fact that he/she, or he/she is or was such a director, executive or trustee, provided always that the indemnity contained in this Article 188.2 shall not extend to any matter which would render it void pursuant to the Companies Acts.

188.3

In the case of any threatened, pending or completed action, suit or proceeding by or in the right of the Company, the Company shall indemnify each person indicated in Article 188.2 of this Article against expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defence or the settlement thereof, except no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for fraud or dishonesty in the performance of his/her duty to the Company unless and only to the extent that the Court or the court in which such action or suit was brought shall determine upon application that despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the Court shall deem proper.

188.4

As far as permissible under the Companies Acts, expenses, including attorneys’ fees, incurred in defending any action, suit or proceeding referred to in Articles 188.2 and 188.3 of this Article may be paid by the Company in advance of the final disposition of such action, suit or proceeding as authorised by the Board in the specific case upon receipt of an undertaking by or on behalf of the director, executive or trustee, or other indemnitee to repay such amount, unless it shall ultimately be determined that he/she is entitled to be indemnified by the Company as authorised by these Articles.

188.5

It being the policy of the Company that indemnification of the persons specified in this Article shall be made to the fullest extent permitted by law, the indemnification provided by this Article shall not be deemed exclusive (a) of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Memorandum, Articles, any agreement, any insurance purchased by the Company, any vote of Members or disinterested Directors, or pursuant to the direction (however embodied) of any court of competent jurisdiction, or otherwise, both as to action in his/her official capacity and as to action in another capacity while holding such office, or (b) of the power of the Company to indemnify any person who is or was an employee or agent of the Company or of another company, joint venture, trust or other enterprise which he/she is serving or has served at the request of the Company, to the same extent and in the same situations and subject to the same determinations as are hereinabove set forth with respect to a director, executive or trustee. As used in this paragraph (b), references to the “Company” include all constituent companies in a consolidation or merger in which the Company or a predecessor to the Company by consolidation or merger was involved. The indemnification provided by this Article shall continue as to a person who has ceased to be a director, executive or trustee and shall inure to the benefit of the heirs, executors, and administrators of such a person.

188.6

The Directors shall have power to purchase and maintain for any Director, the Secretary or other officers or employees of the Company insurance against any such liability as referred to in the Companies Acts or otherwise.

188.7	The Company may additionally indemnify any employee or agent of the Company or any director, executive, employee or agent of any of its subsidiaries to the fullest extent permitted by law.

FINANCIAL YEAR

189.	The financial year of the Company shall be as prescribed by the Board from time to time.

SHAREHOLDER RIGHTS PLAN

190.

The Board is hereby expressly authorised to adopt any Shareholder Rights Plan, upon such terms and conditions as the Board deems expedient and in the best interests of the Company, subject to applicable law, including the grant of rights (including approving the execution of any documents relating to the grant of such rights) to subscribe for ordinary shares or preferred shares in the share capital of the Company in accordance with the terms of any Shareholder Rights Plan. The Directors or any duly appointed committee thereof may effect an exchange of rights in accordance with such Shareholder Rights Plan.

DISPUTE RESOLUTION

191.

The courts of Ireland shall have exclusive jurisdiction to determine any dispute (as defined below) related to or connected with (a) any action asserting a claim of, or a claim based on, a breach of fiduciary or other duty owed by any Director or officer or other employee of the Company to the Company or the Company’s shareholders, (b) any derivative action or proceeding brought on behalf of the Company, or (c) any action asserting a claim against the Company or any Director or officer or other employee of the Company arising under the laws of Ireland or pursuant to any provision of the Memorandum or Articles of Association (as either may be amended from time to time). Further, unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the sole and exclusive forum for resolving any dispute asserting a cause of action arising under the Securities Act of 1933 of the United States of America, as amended, the Exchange Act, or the respective rules and regulations promulgated thereunder.

191.1

Damages alone may not be an adequate remedy for any breach of this Article 191, so that, in the event of a breach or anticipated breach, the remedies of injunction and/or an order for specific performance would in appropriate circumstances be available.

191.2	The governing law of the Articles is the law of Ireland.

191.3	For the purposes of this Article 191:

(a)	a “dispute” shall mean any dispute, controversy or claim;

(b)	references to “Company” shall be read so as to include each and any of the Company’s subsidiary undertakings from time to time; and

(c)

“Director” shall be read so as to include each and any director of the Company from time to time in his/her capacity as such or as an employee of the Company and shall include any former director of the Company.

WE, the several persons whose names, addresses and descriptions are subscribed, wish to be formed into a Company in pursuance of this memorandum of association, and we agree to take the number of Shares in the capital of the Company set opposite our respective names.

Names, addresses and descriptions	Number of Shares taken
of subscribers	by each subscriber
Andrew Lambe 55 Mount Prospect Drive Clontarf Dublin 3	50

Paula Horan 85 Castlefarm Shankill Co. Dublin	50

Witnesses to the above signatures:

Name:	Philip Hayden

Address:	The Black Church, St. Mary’s Place, Dublin 7